
                                                                     EXHIBIT 2.1
                    ACQUISITION AND REORGANIZATION AGREEMENT


                                     BETWEEN


                               DRUG EMPORIUM, INC.


                                       AND


                           SNYDER'S DRUG STORES, INC.






AS OF MARCH 22, 2001
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                                TABLE OF CONTENTS

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ARTICLE 1             DEFINITIONS...............................................................       1

ARTICLE 2             TERMS OF REORGANIZATION...................................................       6

         Section 2.1       General..............................................................       6

         Section 2.2       Purchase Price.......................................................       6

         Section 2.3       Purchase Price Adjustment............................................       7

         Section 2.4       [Intentionally Omitted]..............................................      10

         Section 2.5       Additional Terms of Restructuring....................................      10

         Section 2.6       Escrow...............................................................      10

ARTICLE 3             TREATMENT OF EXISTING CAPITAL STOCK.......................................      11

         Section 3.1       Cancellation of Existing Capital Stock...............................      11

ARTICLE 4             ADDITIONAL AGREEMENTS.....................................................      11

         Section 4.1       Certain Obligations..................................................      11

         Section 4.2       Disposition of Certain Operations....................................      11

         Section 4.3       Indemnification......................................................      12

         Section 4.4       Certificate of Incorporation and By-Laws.............................      12

         Section 4.5       Private Company Status...............................................      13

ARTICLE 5             BANKRUPTCY PROCESS........................................................      13

         Section 5.1       Bankruptcy Filing....................................................      13

         Section 5.2       Plan of Reorganization and Related Documents.........................      13

         Section 5.3       Support of the Plan..................................................      14

ARTICLE 6             CLOSING...................................................................      14

         Section 6.1       The Closing..........................................................      14

         Section 6.2       Closing Deliveries...................................................      15

ARTICLE 7             REPRESENTATIONS AND WARRANTIES OF DRUG EMPORIUM...........................      15

         Section 7.1       Due Incorporation, Etc...............................................      15

         Section 7.2       Capitalization.......................................................      16

         Section 7.3       No Violation of Agreements, Etc......................................      16

         Section 7.4       Due Authorization, Execution and Delivery............................      17

         Section 7.5       Legal Actions........................................................      17
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 7.6       Title to and Condition of Properties.................................      17

         Section 7.7       ERISA Plans..........................................................      17

         Section 7.8       Employees............................................................      17

         Section 7.9       Commission or Broker Fees............................................      18

         Section 7.10      SEC Documents; Financial Statements..................................      18

         Section 7.11      Consents; Regulatory Approvals.......................................      18

         Section 7.12      Regulatory Matters...................................................      19

         Section 7.13      Compliance with Laws; Permits........................................      19

         Section 7.14      Tax Matters..........................................................      19

         Section 7.15      Full Disclosure......................................................      20

         Section 7.16      Rights Agreement.....................................................      20

ARTICLE 8             REPRESENTATIONS AND WARRANTIES OF SDS.....................................      21

         Section 8.1       Due Incorporation, Etc...............................................      21

         Section 8.2       Due Authorization Execution and Delivery.............................      21

         Section 8.3       No Violation of Agreements, Etc......................................      21

ARTICLE 9             CONDITIONS TO CLOSING.....................................................      21

         Section 9.1       Conditions Precedent to SDS's Obligations............................      21

         Section 9.2       Conditions Precedent to Drug Emporium's Obligations..................      24

ARTICLE 10            COVENANTS OF DRUG EMPORIUM AND SDS........................................      25

         Section 10.1      Conduct of the Chapter 11 Case.......................................      25

         Section 10.2      Executory Contracts..................................................      25

         Section 10.3      Access to Information; Delivery of Documents and Confidentiality.....      25

         Section 10.4      Conduct of Business Prior to Closing.................................      26

         Section 10.5      Notification of Changes..............................................      27

         Section 10.6      Best Efforts.........................................................      27

ARTICLE 11            TERMINATION...............................................................      27

         Section 11.1      Termination..........................................................      27

         Section 11.2      Alternative Transactions.............................................      28

         Section 11.3      Termination Fee......................................................      30

         Section 11.4      McKesson Arrangement.................................................      31
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                                TABLE OF CONTENTS
                                   (continued)

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         Section 11.5      Effect of Termination................................................      31

ARTICLE 12            MISCELLANEOUS.............................................................      31

         Section 12.1      Assignability........................................................      31

         Section 12.2      Notices..............................................................      31

         Section 12.3      Survival of Representations, Warranties and Agreements...............      32

         Section 12.4      Further Assurances...................................................      33

         Section 12.5      Waiver...............................................................      33

         Section 12.6      Amendments...........................................................      33

         Section 12.7      Applicable Law.......................................................      33

         Section 12.8      Headings.............................................................      33

         Section 12.9      Counterparts.........................................................      33

         Section 12.10     Entire Agreement.....................................................      33

         Section 12.11     Time Is of the Essence...............................................      33

         Section 12.12     Effectiveness........................................................      33

                                LIST OF EXHIBITS

Exhibit A                  Plan of Reorganization
Exhibit B                  Senior Management Arrangements
Exhibit C                  Retention Bonus Program

                                LIST OF SCHEDULES

Schedule 2.3(a)            Working Capital Adjustment Statement
Schedule 4.2               Disposition of Certain Stores
Schedule 7.1(b)            Subsidiaries
Schedule 7.5               Legal Actions
Schedule 7.7               Employee Benefit Plans
Schedule 7.8               Material Employee Claims
Schedule 7.10(b)           Financial Statements
Schedule 7.13              Compliance with Laws; Permits

                    ACQUISITION AND REORGANIZATION AGREEMENT


         This ACQUISITION AND REORGANIZATION AGREEMENT (this "Agreement") is made as of the 22nd day of March, 2001, by and between Drug Emporium, Inc., a Delaware corporation ("Drug Emporium"), and Snyder's Drug Stores, Inc., a Minnesota corporation ("SDS"). The parties hereto are collectively referred to herein as the "Parties." Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in Article 1 of this Agreement.

                                R E C I T A L S:

         WHEREAS, Drug Emporium and the Subsidiaries, as defined below, intend to file voluntary petitions for reorganization pursuant to Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code");

         WHEREAS, SDS desires to acquire by itself or through one of its Affiliates, all of the newly issued and outstanding capital stock of Reorganized Drug Emporium on the Effective Date, as defined below; and

         WHEREAS, Drug Emporium and SDS desire to enter into this Agreement to set forth more fully certain terms and conditions of the reorganization of Drug Emporium and the Subsidiaries (the "Reorganization").

         NOW, THEREFORE, in consideration of the mutual covenants and the agreements of the parties contained herein, and subject to the conditions specified herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                   DEFINITIONS

         For purposes of this Agreement, except as expressly provided herein or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Accrued Expenses Amount" means the amount of expenses incurred by Drug Emporium and its Subsidiaries (which shall not include any expenses included in the DIP Facility Payoff Amount, the Post-Petition Date Trade Payables Amount or any General Unsecured Claims under Class 5 or Class 6 of the Plan as such terms are defined in the Plan), taken as a whole, through the operation of the business conducted by Drug Emporium and its Subsidiaries and not yet paid as calculated in accordance with GAAP consistently applied with Drug Emporium's historical financial statements (except for changes in inventory accounting from the LIFO to FIFO method) (without regard to consummation of the transactions contemplated by this Agreement).

         "Affiliate" has the meaning ascribed to it by Rule 12b-2 promulgated under the Exchange Act, provided that with respect to SDS, the term "Affiliate" shall also include an entity directly or indirectly controlled by Daryl A. Katz.

         "Alternative Transaction" has the meaning set forth in Section 11.2(c) hereof.

         "Approvals" has the meaning set forth in Section 9.1(i) hereof.

         "Bankruptcy Code" has the meaning set forth in the Recitals to this Agreement.

         "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of Ohio or such other court as may have jurisdiction over the Chapter 11 Case.

         "Bona Fide Alternative Transaction" shall have the meaning set forth in
Section 11.2(d) hereof.

         "Business Day" means any day (other than Saturday or Sunday) on which commercial banks in Ohio are open for business.

         "Chapter 11 Case" means, collectively, the cases under Chapter 11 of the Bankruptcy Code in which Drug Emporium and the Subsidiaries are the debtors and debtors-in-possession pending before the Bankruptcy Court, including all adversary proceedings pending in connection therewith.

         "Closing" means the completion of the transactions to occur on the Effective Date as provided herein.

         "Confirmation Date" means the date upon which the Bankruptcy Court enters its order confirming the Plan.

         "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

         "D&O Policy" means the Executive and Organization Liability Insurance Policy (Policy #473-90-86), issued by National Union Fire Insurance Co. of Pittsburgh, Pennsylvania to Drug Emporium.

         "DIP Facility" means the debtor-in-possession financing facility between the DIP Lender and Drug Emporium and certain of its Subsidiaries, as approved by the Bankruptcy Court in accordance with the DIP Financing Order.

         "DIP Facility Payoff Amount" means the payoff balance of the DIP Facility required to satisfy all obligations arising under the DIP Facility.

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
         "DIP Financing Order" means the order or orders of the Bankruptcy Court approving and authorizing the terms of debtor-in-possession financing arrangements in the Chapter 11 Case in accordance with the DIP Loan Documents.

         "DIP Lender" means the lender or lenders under the DIP Loan Documents, including Fleet Retail Finance, Inc. and Back Bay Capital Funding LLC or any successor thereof.

         "DIP Loan Documents" means all documents and instruments evidencing, setting forth the terms, and implementing the terms of the DIP Facility executed in the Chapter 11 Case and as approved by the DIP Financing Order.

         "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.

         "Distributions" shall have the meaning set forth in Section 5.2(a)(v) hereof.

         "Effective Date" means the last to occur of (a) the first Business Day that is at least eleven (11) days after the Confirmation Date and on which no stay of the Confirmation Order is in effect and no appeal of the Confirmation Order has been made, and (b) the Business Day on which all of the conditions set forth in Article 9 of the Plan shall have been satisfied or waived.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         "Essential Vendor Motion" means the motion that shall be filed with the Bankruptcy Court by Drug Emporium on the Petition Date to seek the approval of the Bankruptcy Court to satisfy certain pre-Petition Date obligations owed to essential vendors of Drug Emporium and its Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

         "Exit Financing Facility" means a post-Effective Date working capital revolving credit financing and, if applicable, term facility between Reorganized Drug Emporium and a lender selected by Reorganized Drug Emporium containing terms and conditions in form and substance acceptable to SDS.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "Inventories" means the inventory of Drug Emporium and the Subsidiaries calculated on a first-in-first-out basis and in all material respects in accordance with GAAP.

         "Inventory Amount" means Inventories of Drug Emporium and its Subsidiaries as of the Effective Date, as stated in the Pre-Closing Statement or Final Closing Statement, calculated on a first-in-first-out basis and in all material respects in accordance with GAAP (without regard to consummation of the transactions contemplated by this Agreement).

          "Material Adverse Effect" means any change in, effect on, or circumstance that, individually or in the aggregate, has had or would reasonably be likely to have a material and adverse effect on the operations, business, results of operations or financial condition of Drug Emporium and its Subsidiaries, taken as a whole; provided, however, any change that results in an adjustment to the Purchase Price pursuant to Section 2.3 of this Agreement shall not constitute a Material Adverse Effect.

         "McKesson" means McKesson HBOC, Inc.

         "McKesson Arrangement" has the meaning set forth in Section 4.1(b) hereof.

         "New Common Stock" has the meaning set forth in Section 2.2(a) hereof.

         "Noteholders" means the holders of the Notes.

         "Notes" means the 7 3/4% Convertible Subordinate Debentures due
October 1, 2014 issued by Drug Emporium pursuant to that certain Indenture dated as of October 5, 1989.

         "Person" means an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

         "Petition Date" means the date the Petition Pleadings are filed.

         "Petition Pleadings" means all Chapter 11 petitions and any and all other documents necessary to commence the Chapter 11 Case.

         "Plan" means the Plan of Reorganization relating to the Chapter 11 Case, either as filed with the Bankruptcy Court or as it may be amended, supplemented or modified from time to time, including all exhibits and schedules annexed thereto or referenced therein and/or in the supplement thereto which is filed with the Bankruptcy Court and which contains exhibits thereto.

         "Plan Related Documents" means, collectively, the Plan, the Disclosure Statement, this Agreement, and any other related documents.

         "Post-Petition Date Trade Payables Amount" means the amount payable to vendors for Inventory purchases made after the Petition Date (including any amounts payable to McKesson for purchases made after the Petition Date) by Drug Emporium and its Subsidiaries as of the Effective Date, calculated in all material respects in accordance with GAAP consistently applied with Drug Emporium's historical financial statements (except for changes in inventory accounting from the LIFO to FIFO method) (without regard to consummation of the transactions contemplated by this Agreement).

         "Pre-Petition Date Unsecured Trade Liabilities" means unsecured liabilities owed by Drug Emporium and the Subsidiaries to their respective trade creditors for products and merchandise excluding any amounts owed by Drug Emporium or its Subsidiaries to McKesson.

         "Purchase Price" has the meaning set forth in Section 2.2(a) hereof.

         "Rights Agreement" means the Rights Agreement, dated July 1, 1988, as amended, between Drug Emporium and The Huntington National Bank.

         "Reorganized Drug Emporium" means Drug Emporium, Inc., a Delaware corporation, and all of its existing Subsidiaries on and after the Effective Date.

         "SEC" means the United States Securities and Exchange Commission and any successor agency thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the regulations promulgated thereunder.

         "Subsidiary" means any corporation of which securities having a majority of the ordinary voting power in electing directors are, at the time of determination, owned by Drug Emporium directly or through another Subsidiary and as set forth on Schedule 7.1(b) attached hereto.

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Termination Fee" has the meaning set forth in Section 11.3(c) hereof.

         "Third-Party Rx Accounts Receivable Amount" means the amount of accounts receivable of Drug Emporium and its Subsidiaries arising from the sale of pharmaceuticals as of the Effective Date, as stated in the Pre-Closing Statement or Final Closing Statement, derived from the books and records of Drug Emporium and calculated in accordance with GAAP consistently applied with Drug Emporium's historical financial statements (except for changes in inventory accounting from the LIFO to FIFO method) (without regard to consummation of the transactions contemplated by this Agreement).

         "Working Capital Amount" has the meaning set forth in Section 2.3(j) hereof.

         In addition to the foregoing definitions, capitalized terms used herein but not defined herein shall have the respective meanings provided in the Plan.


                                   ARTICLE 2

                             TERMS OF REORGANIZATION

         SECTION 2.1 GENERAL. The parties to this Agreement have agreed to the Reorganization of Drug Emporium and the Subsidiaries which shall be implemented by Chapter 11 filings by Drug Emporium and the Subsidiaries in the United States Bankruptcy Court for the Northern District of Ohio whereby, among other things, SDS will acquire 100% of the New Common Stock (as defined below) of Reorganized Drug Emporium. Specifically, Drug Emporium and the Subsidiaries shall file petitions for relief under Chapter 11 of the Bankruptcy Code and shall propound a pre-negotiated Plan, in the form of Exhibit A attached hereto, or in such other form as shall be mutually agreeable to Drug Emporium and SDS. In addition and subject to Bankruptcy Court approval, Drug Emporium and SDS agree to incorporate the terms of Article 2, Article 3, Article 4 and Article 11 as part of the Reorganization.

         SECTION 2.2 PURCHASE PRICE.

                  (a) Subject to adjustments as provided in Section 2.3 of this Agreement, at the Closing and subject to the terms of the Plan, SDS shall provide, or cause to be provided, to Drug Emporium an aggregate amount of $25,000,000 (the "Purchase Price") to acquire 100% of the newly issued and outstanding common stock of Reorganized Drug Emporium ("New Common Stock"). At the Closing and subject to Section 2.3 of this Agreement, the Purchase Price shall be paid in immediately available funds as follows:

                           (i) Eighty-five percent (85%) of the Purchase Price
                  shall be deposited in the account designated by Drug Emporium and the Bankruptcy Court; and

                           (ii) Fifteen percent (15%) of the Purchase Price
                  shall be deposited in an interest bearing escrow account (the "Escrow Fund") pursuant to Section 2.6 of this Agreement.

                  (b) At the Closing, Reorganized Drug Emporium shall issue, and SDS (or its designated Affiliate) shall receive, the New Common Stock of Reorganized Drug Emporium.

         SECTION 2.3 PURCHASE PRICE ADJUSTMENT.

                  (a) Drug Emporium shall prepare and, not less than 10 days prior to Closing, deliver to SDS an estimated statement of the Working Capital Amount as of the Effective Date in the format of Schedule 2.3(a) hereto (the "Pre-Closing Statement"). The Pre-Closing Statement shall be prepared by Drug Emporium in good faith in accordance with GAAP consistently applied (except for changes in inventory accounting from the LIFO to FIFO method) (without regard to consummation of the transactions contemplated by this Agreement).

                  (b) Based on the Pre-Closing Statement, the Purchase Price shall be adjusted immediately prior to Closing as follows:

                           (i) the Purchase Price shall be (A) increased by 100%
                  of the amount, if any, by which the Working Capital Amount is greater than $35,900,000 or (B) decreased by 100% of the amount, if any, by which the Working Capital Amount is less than $35,900,000;

                           (ii) the Purchase Price shall be increased by 25% of
                  the amount, if any, by which the aggregate amount of Pre-Petition Date Unsecured Trade Liabilities which is paid by Drug Emporium, expressly assumed by Reorganized Drug Emporium or reduced pursuant to agreement between Drug Emporium or Reorganized Drug Emporium and any holder of Pre-Petition Date Unsecured Trade Liabilities as provided in Section 4.1(a) is less than $5,000,000; and

                           (iii) the Purchase Price shall be (A) increased by
                  100% of the amount, if any, by which the amount of Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium pursuant to Section 4.1(a) of this Agreement is greater than $2,500,000 or (B) decreased by 100% of the amount, if any, by which the amount of the Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium pursuant to
                  Section 4.1(a) of this Agreement is less than $2,500,000; provided, however, that it is understood and agreed that the adjustment provided in this Section 2.3(b)(iii) is intended solely to provide a neutralizing adjustment to any related impact on the Working Capital Amount (due to an increase or decrease in the DIP Facility Payoff Amount used in such calculation) resulting from the fact that the amount of Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium is less than or greater than $2,500,000, and provided further that such adjustment will not be made if no such impact exists.

                  (c) Within 20 Business Days after the Effective Date, Reorganized Drug Emporium shall prepare and deliver to the creditors' committee in the Chapter 11 Case (the "Creditors' Committee") a closing statement of the Working Capital Amount (the "Closing Statement") as of the Effective Date in the format of Schedule 2.3(a), attached hereto. The Closing Statement shall be prepared by Reorganized Drug Emporium in good faith and in accordance with GAAP consistently applied (except for changes in inventory accounting from the LIFO to FIFO method) (without regard to consummation of the transactions contemplated by this Agreement).

                  (d) After receipt of the Closing Statement, the Creditors' Committee will have 15 Business Days to review it together with the work papers used in the preparation thereof. Unless the Creditors' Committee delivers written notice to Reorganized Drug Emporium on or prior to the 15th Business Day after the receipt by the Creditors' Committee of the Closing Statement stating that it has objections thereto, the Creditors' Committee shall be deemed to have accepted and agreed to the Closing Statement. If, however, the Creditors' Committee notifies Reorganized Drug Emporium of its objections to the Closing Statement on or prior to the 15th Business Day after receipt by the Creditors' Committee of the Closing Statement, the parties shall in good faith attempt to resolve, within 10 Business Days (or such longer period as the parties may agree in writing) following such notice (the "Resolution Period"), their differences with respect to such objections and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

                  (e) Amounts relating to any account set forth in the Closing Statement remaining in dispute at the conclusion of the Resolution Period shall be promptly submitted to the Bankruptcy Court for final determination. The determination of the Bankruptcy Court shall be final and binding on the parties.

                  (f) Once the Closing Statement has been finalized in accordance with this Section 2.3 (as so finalized, the "Final Closing Statement"), the Purchase Price (without giving effect to the adjustment provided by Section 2.3(b)) shall be adjusted as follows:

                           (i) the Purchase Price shall be (A) increased by 100%
                  of the amount, if any, by which the Working Capital Amount is greater than $35,900,000 or (B) decreased by 100% of the amount, if any, by which the Working Capital Amount is less than $35,900,000;

                           (ii) the Purchase Price shall be increased by 25% of
                  the amount, if any, by which the aggregate amount of Pre-Petition Date Unsecured Trade Liabilities which is paid by Drug Emporium, expressly assumed by Reorganized Drug Emporium or reduced pursuant to agreement between Drug Emporium or Reorganized Drug Emporium and any holder of Pre-Petition Date Unsecured Trade Liabilities as provided in Section 4.1(a) is less than $5,000,000; and

                           (iii) the Purchase Price shall be (A) increased by
                  100% of the amount, if any, by which the amount of Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium pursuant to Section 4.1(a) of this Agreement is greater than $2,500,000 or (B) decreased by 100% of the amount, if any, by which the amount of the Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium pursuant to
                  Section 4.1(a) of this Agreement is less than $2,500,000; provided, however, that it is understood and agreed that the adjustment provided in this Section 2.3(f)(iii) is intended solely to provide a neutralizing adjustment to any related impact on the Working Capital Amount (due to an increase or decrease in the DIP Facility Payoff Amount used in such calculation) resulting from the fact that the amount of Pre-Petition Date Unsecured Trade Liabilities paid by Drug Emporium is less than or greater than $2,500,000, and provided further that such adjustment will not be made if no such impact exists.

                           (g) Subject to Section 2.3(i) hereof,

                                    (i) if the Purchase Price as adjusted
                           pursuant to Section 2.3(f) is less than the Purchase Price as adjusted pursuant to Section 2.3(b), then SDS immediately shall be paid out of the Escrow Fund an amount equal to such shortfall and the balance, if any, of the Escrow Fund after the payment to SDS has been made shall be paid to the bankruptcy estate for Drug Emporium; if such shortfall exceeds the amount of the Escrow Fund, SDS immediately shall be paid out of the bankruptcy estate for Drug Emporium an amount equal to the amount by which such shortfall exceeds the amount of the Escrow Fund.

                                    (ii) if the Purchase Price as adjusted
                           pursuant to Section 2.3(f) is greater than the Purchase Price as adjusted pursuant to Section 2.3(b), then the bankruptcy estate for Drug Emporium immediately shall be paid the entire balance of the Escrow Fund and SDS immediately shall pay to the bankruptcy estate for Drug Emporium an amount equal to such excess.

                           (h) During the period of any review with respect to
                  the Pre-Closing Statement, Drug Emporium shall, and shall cause all representatives of Drug Emporium (including, without limitation, Drug Emporium's auditors) to, (i) provide SDS and its authorized representatives with full access at all reasonable times, and in a manner so as not to interfere unreasonably with the normal business operations of Drug Emporium, to all relevant books, records, work papers, information and employees of such Persons, and (ii) cooperate fully with SDS and its authorized representatives, in each case (i) and (ii), as necessary or useful for the review and calculation of the Pre-Closing Statement. During the period of any review or dispute with respect to the Final Closing Statement, Reorganized Drug Emporium shall, and shall cause all representatives of Reorganized Drug Emporium (including, without limitation, Reorganized Drug Emporium's auditors) to cooperate with and reasonably provide the Creditors' Committee such supporting information or work papers as is necessary for the review and calculation of the Final Closing Statement or for the contemplated resolution of any dispute relating thereto.

                           (i) Notwithstanding anything in this Section 2.3 to
                  the contrary, no adjustment to the Purchase Price shall be made unless and until the aggregate adjustment to the Purchase Price that would otherwise be required by this Section 2.3 shall equal or exceed $100,000, in which case the full amount of such adjustment shall be made to the Purchase Price pursuant to this Section 2.3 without regard to this paragraph
                  (f), provided further, that the parties hereto shall obtain the approval of the Bankruptcy Court for any adjustment to the Purchase Price required pursuant to this Section 2.3.

                           (j) For purposes of this Section 2.3, the term
                  "Working Capital Amount" means the calculation of the working capital of Drug Emporium and its Subsidiaries using only the following amounts: (i) Third-Party Rx Accounts Receivable Amount and Inventory Amount as assets; and less (ii) the DIP Facility Payoff Amount, the Post-Petition Date Trade Payables Amount and Accrued Expenses Amount as liabilities.

         SECTION 2.4 [INTENTIONALLY OMITTED]

         SECTION 2.5 ADDITIONAL TERMS OF RESTRUCTURING. SDS and Drug Emporium agree the following provisions are an integral part of the Reorganization:

                  (a) The parties agree that Reorganized Drug Emporium shall pay certain key senior executives of Drug Emporium identified on Exhibit B ("Senior Management") certain bonus, severance payments and/or contracts upon the completion of the Reorganization as set forth on Exhibit B (the "Senior Management Arrangements"). The consideration to be received under, and principle terms of, the Senior Management Arrangements are set forth on Exhibit B, attached hereto. Each of SDS and Drug Emporium agrees that such consideration and plans, agreements, or other arrangements are necessary for the successful consummation of the Reorganization.

                  (b) The parties agree that Reorganized Drug Emporium shall establish a bonus pool in the amount of $600,000 (the "Bonus Pool") which shall be allocated as set forth on Exhibit B, attached hereto, on the Effective Date to certain members of the Senior Management as set forth on Exhibit B. A member of Senior Management shall not be entitled to an award from the Bonus Pool unless such member has provided to Drug Emporium, in form and substance reasonably acceptable to Drug Emporium, a written release of any claim, including any claim arising out of a pre-Petition Date employment agreement, against Drug Emporium, the Subsidiaries and Reorganized Drug Emporium.

                  (c) The parties agree that Drug Emporium shall establish a stay/retention bonus program as set forth in Exhibit C, attached hereto, and shall, subject to Bankruptcy Court approval, pay the amounts specified in Exhibit C to each category of employee of Drug Emporium listed on Exhibit C, in accordance with the terms and conditions specified on Exhibit C. Each of the parties agrees to use its reasonable best efforts to obtain Bankruptcy Court approval of such stay/retention bonus program.

         SECTION 2.6 ESCROW. Prior to the Effective Date, SDS and Drug Emporium shall enter into an escrow agreement (the "Escrow Agreement") with an escrow agent or escrow agents mutually acceptable to SDS and Drug Emporium (the "Escrow Agents"), which Escrow Agreement will be used to escrow the Escrow Fund as contemplated in Section 2.2(a)(ii) of this Agreement. The Escrow Agreement shall provide for the escrow of the Escrow Fund and shall contain the terms and conditions customary to such agreement. The fees, if any, of the Escrow Agents shall be paid equally by Drug Emporium and SDS.

                                   ARTICLE 3

                       TREATMENT OF EXISTING CAPITAL STOCK

         SECTION 3.1 CANCELLATION OF EXISTING CAPITAL STOCK. As of the Effective Date, any interest in Drug Emporium represented by any class or series of common or preferred stock outstanding before the Effective Date of the Plan (collectively, the "Existing Capital Stock"), and any warrants, options or other rights to purchase any Existing Capital Stock shall be cancelled and terminated. The holders of the Existing Capital Stock shall not receive any equity or other interest in Reorganized Drug Emporium. Except as otherwise provided in the Plan, the holders of the Existing Capital Stock shall not receive any other consideration in exchange for cancellation of the Existing Capital Stock.



                                   ARTICLE 4

                              ADDITIONAL AGREEMENTS

         SECTION 4.1 CERTAIN OBLIGATIONS. SDS and Drug Emporium hereby agree to the following:

                  (a) Unsecured Trade Liabilities. Pursuant to the Essential Vendor Motion, Drug Emporium may pay, Reorganized Drug Emporium may assume, or Drug Emporium or Reorganized Drug Emporium may reduce pursuant to agreement with any holder of Pre-Petition Date Unsecured Trade Liabilities up to $5,000,000 in the aggregate of Pre-Petition Date Unsecured Trade Liabilities; provided, however, if such aggregate amount is less than $5,000,000, the Purchase Price shall be adjusted accordingly as set forth in Section 2.3 of this Agreement.

                  (b) McKesson. Subject to the terms of Section 11.4 of this Agreement, SDS shall negotiate in good faith and seek to reach an agreement with McKesson concerning supply and financing arrangements (the "McKesson Arrangement") with respect to the Reorganization and Reorganized Drug Emporium, provided such McKesson Arrangement shall be on terms reasonably satisfactory to SDS. SDS agrees to proceed diligently after the date hereof to obtain the McKesson Arrangement.

                  (c) Exit Facility. SDS shall negotiate in good faith and seek to obtain an Exit Financing Facility that will provide Reorganized Drug Emporium with sufficient liquidity as of the Effective Date to operate in the ordinary course of its business, provided such Exit Financing Facility shall contain terms and conditions in form and substance satisfactory to SDS. SDS agrees to proceed diligently after the date hereof to obtain the Exit Financing Facility.

         SECTION 4.2 DISPOSITION OF CERTAIN OPERATIONS. Prior to the Effective Date, Drug Emporium shall liquidate or otherwise dispose of Drug Emporium's operations in the Atlanta,

Georgia metropolitan area, the State of California and 16 additional stores as specified on Schedule 4.2, attached hereto, and the net proceeds shall be applied toward the indebtedness arising under the DIP Facility.

         SECTION 4.3 INDEMNIFICATION.

                  (a) Any obligations of Drug Emporium to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of Drug Emporium ("Plan Fiduciaries") solely in their capacity as such, under charter, by-laws, contract, or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Drug Emporium on the Confirmation Date.

                  (b) The directors and officers serving Drug Emporium immediately before the Effective Date shall be terminated without cause as of the Effective Date.

                  (c) Subject to the limited obligation of Reorganized Drug Emporium to indemnify Plan Fiduciaries pursuant to Section 4.3, any obligation of Drug Emporium to indemnify, reimburse, pay damages to, or limit the liability of, any Person, including but not limited to any officer or director of Drug Emporium or any of its Subsidiaries, or any agent, professional, financial advisor, or underwriter of any securities issued by Drug Emporium related to any acts or omissions occurring before the Petition Date: (i) shall be rejected, canceled, and discharged under the Plan as of the Confirmation Date; and (ii) any and all claims resulting from such obligations shall be disallowed pursuant to Section 502(e) of the Bankruptcy Code.

                  (d) Notwithstanding any of the foregoing, nothing contained in this Agreement impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies. Moreover, Reorganized Drug Emporium shall use its best efforts to maintain in force for a period of two years following the Effective Date the D&O Policy or other such policy covering pre-Effective Date directors and officers of Drug Emporium containing substantially the same provisions and limits of coverage as the D&O Policy in force on the Petition Date; provided, however, that in no event shall SDS or Reorganized Drug Emporium be required to expend more than $400,000 in the aggregate to maintain such coverage; provided further, that if SDS or Reorganized Drug Emporium are unable to maintain comparable coverage for such amount, SDS or Reorganized Drug Emporium shall use their best efforts to maintain as much comparable coverage as is available for such amount. In addition, Reorganized Drug Emporium shall pay the deductible or retention amounts under such policies for such two-year period, provided that the aggregate amount of any deductible or retention amount shall not exceed $250,000. Drug Emporium shall cooperate with SDS and use its reasonable best efforts to take such actions as SDS may reasonably request in order to, prior to the Effective Date, extend the D&O Policy as contemplated by Section
         4.3 hereof, whether pursuant to Section 10 of the D&O Policy or otherwise.

                  SECTION 4.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date and without any further action by the stockholders or directors of Drug Emporium or Reorganized Drug Emporium, Drug Emporium's certificate of incorporation and by-laws shall be amended and restated in form and substance reasonably satisfactory to Drug Emporium and SDS, and their respective counsel and advisors, the terms of which shall provide for, among other things, the authorization of all acts necessary to implement the Plan including, without limitation, the issuance of the New Common Stock. After the Effective Date, Reorganized Drug Emporium may amend and restate its certificate of incorporation and by-laws as permitted by applicable law.

                  SECTION 4.5 PRIVATE COMPANY STATUS. Drug Emporium is currently a public company, registered under Section 12 of the Exchange Act, and its common stock, $.10 par value per share, is presently traded on the OTC Bulletin Board under the symbol "DEMP.OB". Following the Effective Date of the Plan, Reorganized Drug Emporium shall terminate its registration under the Exchange Act and Reorganized Drug Emporium shall no longer file reports with the SEC or otherwise be subject to the reporting requirements under the Exchange Act and the New Common Stock shall not be traded on any recognized stock exchange or over-the-counter securities market. In addition, Reorganized Drug Emporium, following the Effective Date of the Plan, shall terminate its registration under the Exchange Act of any preferred stock, $.10 par value per share, Rights (as such term is defined in the Rights Agreement), or any other class of capital stock of Reorganized Drug Emporium.



                                   ARTICLE 5

                               BANKRUPTCY PROCESS

                  SECTION 5.1 BANKRUPTCY FILING. Promptly following execution of this Agreement, but in any event within three business days after the date of this Agreement, Drug Emporium and its Subsidiaries shall commence the Chapter 11 Case. Drug Emporium shall consult with SDS regarding the form and substance of all pleadings necessary to implement this Agreement and the Plan.

                  SECTION 5.2 PLAN OF REORGANIZATION AND RELATED DOCUMENTS. In conjunction with the commencement of the Chapter 11 Case, Drug Emporium shall file with the Bankruptcy Court a copy of the Plan and thereafter commence preparation of the disclosure statement, including the forms of any and all documents required to be filed as exhibits thereto (the "Disclosure Statement"), and all related documents, in each case consistent with the terms hereof (including those contained in the Plan) and acceptable to SDS, necessary for the solicitation of acceptances of the Plan under the Bankruptcy Code (collectively, including this Agreement, the "Plan Related Documents"). The Plan shall be in form and substance satisfactory in all respects to Drug Emporium and SDS, and their respective counsel and advisors. In addition, the other Plan Related Documents shall be in form and substance reasonably satisfactory in all respects to Drug Emporium and SDS, and their respective counsel and advisors.

                           (a) Actions With Respect to the Plan. Drug Emporium
                  shall:

                           (i) Make all filings with applicable governmental
                  authorities as may be required by applicable law;

                           (ii) File with the Bankruptcy Court the Disclosure
                  Statement in the Chapter 11 Case under the Bankruptcy Code, and file the appropriate pleadings to obtain hearing dates for the approval of the Disclosure Statement and the Plan in each case as promptly as possible;

                           (iii) Request the earliest practicable date for
                  consideration and approval of the Disclosure Statement, and time for acceptance or rejection of the Plan by impaired creditors;

                           (iv) Use its reasonable best efforts to obtain
                  confirmation of the Plan as promptly as practicable following the Petition Date, with only such changes or modifications thereto as are acceptable to SDS, and proceed diligently to obtain the dismissal of all appeals, applications and motions for reconsideration with respect to the Disclosure Statement, Plan, other order or ruling or order confirming the Plan, as promptly as practicable;

                           (v) Subject to the terms and conditions of the
                  confirmed Plan, use its reasonable best efforts to cause the distributions to be made as contemplated by the confirmed Plan (the "Distributions") as promptly as practicable following the Effective Date;

                           (vi) In the event this Agreement is determined to be
                  an executory contract pursuant to an order of the Bankruptcy Court, not request or otherwise support the rejection of this Agreement.

                           (vii) Within five days following the commencement of
                  the Chapter 11 Case, request that the Bankruptcy Court approve the provisions of Section 11.3 and Section 11.2 of this Agreement pursuant to a motion that shall contain customary provisions governing the submission of overbids and bidding procedures.



         SECTION 5.3 SUPPORT OF THE PLAN. Each of Drug Emporium and SDS shall use its reasonable best efforts to obtain confirmation of the Plan in accordance with the Bankruptcy Code and on terms consistent with this Agreement. Drug Emporium shall take all necessary and appropriate actions to achieve confirmation of the Plan, including recommending to the holders of impaired claims (including the Noteholders) and interests that the Plan be confirmed.

                                   ARTICLE 6

                                    CLOSING


         SECTION 6.1 THE CLOSING. Subject to the terms and conditions of the Agreement and the Plan, on the Effective Date: (a) SDS shall provide to Reorganized Drug Emporium the Purchase Price for the New Common Stock to be acquired by SDS pursuant to Section 2.2 hereof, (b) SDS shall receive the New Common Stock from Reorganized Drug Emporium; and (c) a notice of effectiveness of the Plan shall be filed and served. After the Closing, the Distributions shall be made in accordance with the Plan as promptly as practicable. The Closing shall occur at the offices of Squire, Sanders & Dempsey L.L.P., 1300 Huntington Center, Columbus, Ohio 43215, or at such other place as the parties mutually agree, on such date and at such time as the parties may agree.

         SECTION 6.2 CLOSING DELIVERIES.

                  (a) At the Closing, simultaneous with or prior to the delivery by Reorganized Drug Emporium to SDS of the New Common Stock to be acquired by SDS pursuant to Section 2.2, SDS shall deliver to Reorganized Drug Emporium the following:

                           (i) a certificate, dated the Effective Date, from an
                  officer of SDS to the effect that the conditions set forth in
                  Section 9.2 which have not been waived in writing by Drug Emporium have been satisfied; and

                           (ii) such other documents as may be reasonably
                  requested by Drug Emporium.

                  (b) At the Closing, simultaneous with or prior to the delivery by SDS of the Purchase Price for the New Common Stock to be acquired by SDS pursuant to Section 2.2, Reorganized Drug Emporium shall deliver to SDS the following:

                           (i) duly executed certificates evidencing all of the
                  New Common Stock to be issued to SDS pursuant to Section 2.2 of this Agreement;

                           (ii) the Plan and Confirmation Order, which order
                  shall be certified by the clerk of the Bankruptcy Court;

                           (iii) a certificate, dated as of the Effective Date,
                  from an officer of Reorganized Drug Emporium to the effect that the conditions set forth in Section 9.1 which have not been waived in writing by SDS have been satisfied;

                           (iv) resignations of all officers and directors of
                  Drug Emporium; and

                           (v) such other documents as may be reasonably
                  requested by SDS.

                                   ARTICLE 7

                REPRESENTATIONS AND WARRANTIES OF DRUG EMPORIUM


         As an inducement to SDS to enter into this Agreement, Drug Emporium hereby represents and warrants to SDS, as follows:

         SECTION 7.1 DUE INCORPORATION, ETC. (a) Drug Emporium is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease and operate its properties and to carry on its business as now conducted except where the failure to be so organized, existing and in good standing, or to have such power and authority would not individually or in the aggregate have a Material Adverse Effect. Drug Emporium is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except for such jurisdictions where the failure so to qualify or be licensed would not have a Material Adverse Effect.

                  (b) The Subsidiaries of Drug Emporium are set forth on
Schedule 7.1(b) hereto. Each of the Subsidiaries is wholly owned by Drug Emporium (except as set forth on Schedule 7.1(b) hereto) and is a corporation, limited liability company, or partnership duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization (except as set forth on Schedule 7.1(b) hereto), has full corporate, limited liability company or partnership power and authority, as the case may be, to own and lease its properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation, limited liability company or partnership to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect.


         SECTION 7.2 CAPITALIZATION.

                  (a) Immediately following the Closing, the only shares of capital stock of Reorganized Drug Emporium which shall be issued and outstanding or reserved for issuance shall be the New Common Stock to be issued to SDS pursuant to Section 2.2 hereof. Immediately following the Closing, there shall not be any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Reorganized Drug Emporium to issue, transfer or sell any of its securities, nor will there be any rights to receive dividends or other distributions with respect to any such securities.

                  (b) Immediately following the Closing, the only shares of capital stock of the Subsidiaries which shall be issued and outstanding or reserved for issuance shall be the shares of capital stock held by Reorganized Drug Emporium. Immediately following the Closing, there shall not be any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obligating Reorganized Drug Emporium to issue, transfer or sell any of its Subsidiaries securities, nor will there be any rights to receive dividends or other distributions with respect to any such securities.

         SECTION 7.3 NO VIOLATION OF AGREEMENTS, ETC. Subject to entry of the Confirmation Order, the execution, delivery and performance of this Agreement by Drug Emporium, and of the agreements and other documents herein contemplated to be executed by Drug Emporium, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of, or constitute a default by Drug Emporium or any of its Subsidiaries under any term of, its existing charter documents or bylaws, or any material contract, agreement, instrument, judgment, decree, order, rule, statute or regulation to which Drug Emporium or any of its Subsidiaries is a party or which is otherwise applicable to Drug Emporium or any of its Subsidiaries, except as may be otherwise rejected or modified by a Bankruptcy Court order.

         SECTION 7.4 DUE AUTHORIZATION, EXECUTION AND DELIVERY. The Board of Directors of Drug Emporium has approved the proposed acquisition of the New Common Stock of Reorganized Drug Emporium by SDS and the commencement of the Chapter 11 Case as provided herein. This Agreement has been, and the agreements and other documents herein contemplated to be executed by Drug Emporium will have been by the Effective Date, duly authorized by all necessary corporate action on the part of Drug Emporium. This Agreement has been duly executed and delivered by a duly authorized signatory of Drug Emporium and constitutes, and such agreements and other documents will at the Closing constitute, valid and binding obligations of Drug Emporium, enforceable against Drug Emporium in accordance with their respective terms.

         SECTION 7.5 LEGAL ACTIONS. Except as set forth in Schedule 7.5, as of the date of this Agreement, there are no legal or governmental actions, claims, suits, proceedings or investigations pending against Drug Emporium or any of its Subsidiaries which have not been disclosed or referred to in the Plan or any schedules thereto that would prevent the transactions contemplated by this Agreement and, to the knowledge of Drug Emporium, no such proceedings are threatened or contemplated by governmental authorities or others.

         SECTION 7.6 TITLE TO AND CONDITION OF PROPERTIES. Except (a) such defects of title or liens as are immaterial in the aggregate to the business of Drug Emporium (on a consolidated basis) and (b) as contemplated or created by the Plan or pursuant to the terms of this Agreement, as of the Effective Date, Drug Emporium or one of its Subsidiaries will have good and marketable title to all the real properties and other assets (tangible, intangible or mixed) it purports to own, free and clear of all liens, and will enjoy peaceful and undisturbed possession under all leases to which it is a party as lessee, except for such leases that, in the aggregate, are immaterial to the business of Drug Emporium.

         SECTION 7.7 ERISA PLANS. Except as set forth in Schedule 7.7, neither Drug Emporium nor any of its Subsidiaries is a party to or participant in any defined benefit plan or defined contribution plan governed by ERISA and any liabilities of Drug Emporium under any such plan now or heretofore in effect are fully funded or otherwise adequately provided for.

         SECTION 7.8 EMPLOYEES. None of the employees of Drug Emporium or its Subsidiaries are unionized. Except as set forth in Schedule 7.8, there are no pending, unresolved labor grievances or employment discrimination claims of which Drug Emporium or any of its Subsidiaries has received actual notice to which Drug Emporium or any of its Subsidiaries is a party involving the operation of its business or assets, which if resolved adversely to Drug Emporium would, either individually or in the aggregate, have a Material Adverse Effect. To Drug Emporium's knowledge, as of the date of this Agreement there is no pending or threatened resignation (other than such resignations expressly contemplated by this Agreement) of any key employee of Drug Emporium or any of its Subsidiaries, including without limitation any pharmacists.

         SECTION 7.9 COMMISSION OR BROKER FEES. Drug Emporium has dealt with no person entitled to any commission, finder's fee or other broker's, finder's or intermediary's compensation in connection with the transactions contemplated by this Agreement, other than Odyssey Capital Group, LLC ("Odyssey") pursuant to that certain Engagement Agreement, dated March 1, 2001, between Drug Emporium and Odyssey.

         SECTION 7.10 SEC DOCUMENTS; FINANCIAL STATEMENTS.

                  (a) The Annual Reports on Form 10-K for the fiscal year ended February 26, 2000, the Quarterly Reports on Form 10-Q for the fiscal quarters ended May 27, 2000, August 26, 2000 and November 25, 2000 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed subsequent to February 26, 2000 under the Securities Act or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, the "SEC Documents"), of Drug Emporium or any of its Subsidiaries, as of the date filed (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Except as set forth on Schedule 7.10(b) hereto, the financial statements, including all related notes and schedules, contained in the SEC Documents (or incorporated therein by reference) fairly present (or, with respect to financial statements contained in the SEC Documents filed after this date, will fairly present) the consolidated financial position of Drug Emporium and its Subsidiaries as of the respective dates and the consolidated results of operations, changes in shareholders' equity and cash flows of Drug Emporium and its Subsidiaries for the respective periods indicated, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except for changes in accounting principles disclosed in the notes) and the rules and regulations of the SEC, except that interim financial statements are subject to normal year-end adjustments which are not and are not expected to be, individually or in the aggregate, material in amount and do not include certain notes which may be required by GAAP but which are not required by Form 10-Q of the SEC.

         SECTION 7.11 CONSENTS; REGULATORY APPROVALS. No consents or approvals of, or filings or registrations with, any governmental or regulatory authority, court, agency, commission or other governmental entity or any securities exchange or other self-regulatory body, domestic or foreign (each a "Governmental Entity"), or any third party are required to be made or obtained by Drug Emporium or any of its Subsidiaries in connection with the execution, delivery or performance by Drug Emporium of this Agreement or to consummate the transactions contemplated hereby except for (a) filings in accordance with the HSR Act, if necessary, (b) filings with the Bankruptcy Court as required in connection with the Chapter 11 Case, and (c) the confirmation of the Plan by the Bankruptcy Court as contemplated in Article 5 of this Agreement. As of the date of this Agreement, Drug Emporium is not aware of any reason why the Bankruptcy Court would not confirm the Plan.

         SECTION 7.12 REGULATORY MATTERS.

                  (a) Neither Drug Emporium nor any of its Subsidiaries is a party to or subject to any investigation, order, decree, judgment, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity.


                  (b) Neither Drug Emporium nor any of its Subsidiaries has been advised by any Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such investigation, order, decree, judgment, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

         SECTION 7.13 COMPLIANCE WITH LAWS; PERMITS. Except as set forth on
Schedule 7.13 hereto, each of Drug Emporium and its Subsidiaries:

                  (a) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses on behalf of Drug Emporium and its Subsidiaries;


                  (b) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to own or lease its properties and to conduct its businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Drug Emporium's knowledge, no suspension or revocation of any of them is threatened;

                  (c) is in compliance with the provisions of its certificate of incorporation and its bylaws; and

                  (d) has received, since February 26, 2000, no notification or communication from any Governmental Entity (A) asserting that Drug Emporium or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Entity enforces, or (B) threatening to suspend or revoke any license, franchise, permit or governmental authorization.

         SECTION 7.14 TAX MATTERS. Each of Drug Emporium and its Subsidiaries and all members of any consolidated, affiliated, combined or unitary group of which Drug Emporium or any of its Subsidiaries is or at any time was a member have filed or will file all Tax Returns required to be filed (taking into account permissible extensions) by them on or prior to the

Effective Date, and have paid (or have accrued or will accrue, prior to the Effective Date, amounts for the payment of) all Taxes relating to the time periods covered by such returns and reports. The accrued taxes payable accounts for Taxes reflected on the consolidated balance sheets of Drug Emporium and its Subsidiaries as of November 25, 2000 contained in Drug Emporium's SEC Documents (the "Latest Balance Sheet"), (or the notes thereto) are sufficient for the payment of all unpaid Taxes of Drug Emporium and its Subsidiaries accrued for or applicable to all periods ended on or prior to the date of the Latest Balance Sheet or which may subsequently be determined to be owing with respect to any such period. None of Drug Emporium or its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes. Each of Drug Emporium and its Subsidiaries has paid or will pay in a timely manner and as required by law all Taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee or third party. All Taxes which will be due and payable, whether now or hereafter, for any period ending on, prior to or including the Effective Date, shall have been paid by or on behalf of Drug Emporium and its Subsidiaries or shall be reflected on the books of Drug Emporium and its Subsidiaries as an accrued Tax liability determined in a manner which is consistent with past practices and the Latest Balance Sheet, without taking account of the reorganization. There are no unresolved questions, claims or disputes asserted by any relevant taxing authority concerning the liability for Taxes of Drug Emporium or any of its Subsidiaries. None of Drug Emporium or its Subsidiaries has made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitations purposes. In the five years prior to the date of this Agreement, no demand or claim has been made against Drug Emporium or any of its Subsidiaries with respect to any Taxes arising out of membership or participation in any consolidated, affiliated, combined or unitary group of which Drug Emporium or any of its Subsidiaries was at any time a member.

         SECTION 7.15 FULL DISCLOSURE. Neither (a) the Disclosure Statement as initially filed by Drug Emporium in the Chapter 11 Case, as of the date thereof, nor (b) any further or amended Disclosure Statement, as of the date filed with the Bankruptcy Court, nor (c) the final Disclosure Statement in the form distributed to creditors of Drug Emporium in connection with final approval of the Plan, as of the date so distributed and as of the Effective Date, nor (d) this Agreement nor any document contemplated hereby or thereby or furnished by or on behalf of Drug Emporium to SDS in connection with the negotiation and the sale of the New Common Stock, as of the date filed and as of the Effective Date:

                           (i) will contain any untrue statement of a material
                  fact or will omit to state any material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading; or

                           (ii) will fail to comply with the requirements of
                  Section 1125(e) of the Bankruptcy Code.

         SECTION 7.16 RIGHTS AGREEMENT. No "Distribution Date" or "Triggering Event" (as such terms are defined in the Rights Agreement) has occurred. Neither the execution or delivery of this agreement, nor SDS's acquisition of the New Common Stock in accordance with Article 2, will cause (a) the Rights (as such term is defined in the Rights Agreement) issued pursuant to the Rights Agreement to become exercisable thereunder; (b) SDS to be deemed an Acquiring Person (as such term is defined in the Rights Agreement), or (c) the occurrence of a "Shares Acquisition Date" or a "Triggering Event" (as such terms are defined in the Rights Agreement). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Plan will not permit any Person to exercise any Rights or cause the Rights to separate from the existing common stock of Drug Emporium.


                                   ARTICLE 8

                      REPRESENTATIONS AND WARRANTIES OF SDS

         As an inducement to Drug Emporium to enter into this Agreement, SDS hereby represents and warrants to Drug Emporium, as follows:

         SECTION 8.1 DUE INCORPORATION, ETC. SDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite power and authority to own or lease and operate its properties and to carry on its business as presently conducted.

         SECTION 8.2 DUE AUTHORIZATION EXECUTION AND DELIVERY. This Agreement and the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of SDS. This Agreement has been duly executed and delivered by a duly authorized signatory of SDS and constitutes the valid and binding obligation of SDS, enforceable in accordance with its terms, except as enforcement may be affected by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

         SECTION 8.3 NO VIOLATION OF AGREEMENTS, ETC. Subject to entry of the Confirmation Order, the execution, delivery and performance of this Agreement by SDS, and of the agreements and other documents herein contemplated to be executed by SDS, and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of, or constitute a default by SDS under any term of, its existing charter documents or bylaws, or any material contract, agreement, instrument, judgment, decree, order, rule, statute or regulation to which SDS is a party or which is otherwise applicable to SDS.


                                   ARTICLE 9

                              CONDITIONS TO CLOSING

         SECTION 9.1 CONDITIONS PRECEDENT TO SDS'S OBLIGATIONS. The Closing and SDS's obligations hereunder, including SDS's obligation to purchase the New Common Stock, shall be subject to the satisfaction, in all material respects, as of the Effective Date, of each of the following conditions:

                  (a) Compliance by Drug Emporium. Drug Emporium shall have performed and complied with all of its material covenants and other material obligations under this Agreement and the Plan Related Documents. Drug Emporium shall not be in default of its obligations under this Agreement or any of the Plan Related Documents.

                  (b) Proceedings Relating to the Chapter 11 Case. In connection with the proceedings in the Chapter 11 Case:

                           (i) On or prior to August 27, 2001, (A) the
                  Bankruptcy Court shall have confirmed the Plan (including any amendments or modifications thereto) which shall be in form and substance acceptable to SDS and (B) the Confirmation Order shall be in form and substance acceptable to SDS, (C) the Confirmation Order shall not be subject to a stay, (D) no appeal of the Confirmation Order shall be pending and (E) with respect to such Confirmation Order, all appeals periods shall have expired.

                           (ii) No Trustee (as such term is defined under the
                  Bankruptcy Code) shall have been appointed in the Chapter 11 Case.

                           (iii) The Chapter 11 Case shall not have been
                  converted to a liquidation case under Chapter 7 of the Bankruptcy Code.

                           (iv) All claims of creditors, secured or unsecured,
                  and equity holders shall be treated consistent with the terms of the Plan or as otherwise reasonably satisfactory to SDS.

                           (v) Within twenty-five (25) days following the
                  commencement of the Chapter 11 Case, the Bankruptcy Court shall have entered an order approving Sections 11.2 and 11.3 of this Agreement, and (A) such order shall not be subject to any stay, (B) no appeal of such order shall be pending, and
                  (C) all appeals periods with respect to such order shall have expired.

                           (vi) SDS shall have obtained and the Bankruptcy Court
                  shall have approved the Exit Financing Facility.

                  (c) Disposition of Certain Operations. The disposition of Drug Emporium's operations in the Atlanta, Georgia metropolitan area, California and the stores specified on Schedule 4.2, attached hereto, shall have been completed.

                  (d) Plan. A Confirmation Order and any other orders by the Bankruptcy Court necessary to confirm the Plan or implement the Confirmation Order and approve the Plan Related Documents, any documents related hereto and the transactions contemplated hereby shall be entered, each of which order or orders shall be a final order acceptable in form and substance to SDS and its counsel in all material respects, such orders shall not be subject to any stay, no appeal of such orders shall be pending and all appeals periods with respect to such orders shall have expired. The Plan Related

         Documents and all other documents shall be in the form approved by SDS for filing by Drug Emporium, with such modifications or amendments as are consistent with this Agreement and the Plan and are acceptable in form and substance to SDS. The Plan shall provide for the satisfaction or extinguishment of all claims against Drug Emporium in a manner satisfactory to SDS.

                  (e) Capitalization. As of the Effective Date, no shares of the New Common Stock or other capital stock of Reorganized Drug Emporium shall be issued and outstanding or reserved for issuance other than the shares of the New Common Stock to be issued to SDS as described in
         Section 2.2 When issued in accordance with this Agreement and the Plan, all outstanding shares of the New Common Stock to be issued to SDS pursuant to Section 2.2 of this Agreement shall have been duly and validly issued and shall be fully paid and nonassessable.

                  (f) No Prohibition of Transaction. There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement, and there shall not be in force any such order or decree (including any injunction or temporary restraining order granted pursuant to a complaint filed under the federal antitrust laws); provided, however, that nothing in this Agreement shall require Drug Emporium or SDS to seek a stay pending appeal of any such injunction, decree or order other than a temporary restraining order.

                  (g) Material Adverse Effect. There shall not have occurred, directly or indirectly, after the date hereof and before the Effective Date any Material Adverse Effect.

                  (h) HSR Act. Drug Emporium shall have complied with the HSR Act, if such compliance is required. Neither the United States Department of Justice nor the Federal Trade Commission shall have threatened or taken any action to prohibit or enjoin the transactions contemplated by this Agreement which has not been terminated or withdrawn.

                  (i) Consents and Approvals. Drug Emporium shall have received all material regulatory approvals, which shall have become final and nonappealable or any period of objection by regulatory authorities shall have expired, as applicable, and all other material approvals, permits, authorizations, consents, licenses and agreements from other third parties that are necessary or appropriate to permit the transactions contemplated hereby and by the Plan and any related agreements and to permit Reorganized Drug Emporium to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on prior to the Effective Date (collectively, the "Approvals"), which Approvals shall not contain any condition or restriction that materially impairs Reorganized Drug Emporium's ability to carry on its business in such manner.

                  (j) Filings and Service. None of the Plan Related Documents shall have been modified in any respect or withdrawn without the prior consent of SDS.

                  (k) Force Majeure. Since the date hereof, there shall have occurred no outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions or other adverse change in the financing markets that impairs (or could reasonably be expected to impair) in any material respect Drug Emporium's ability to carry on its business in a manner consistent in all material respects with prior practice, or impairs (or could reasonably be expected to impair) in any material respect SDS's ability to realize the intended benefits and value of this Agreement or any related agreement.

                  (l) Representations and Warranties. All representations and warranties of Drug Emporium and Reorganized Drug Emporium set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Date.

                  (m) Purchase Price Ceiling. At the Closing, the Purchase Price shall not exceed $30,000,000, as a result of an adjustments to the Purchase Price pursuant to Section 2.3 of this Agreement.

The foregoing conditions contained in this Section 9.1 are intended solely for the benefit of SDS. SDS shall at all times have the right to waive any condition. All waivers given by SDS under this Section 9.1 shall be in writing. The waiver by SDS of any condition shall not relieve any other party of any liability or obligation with respect to any representation, warranty, covenant or agreement set forth herein.

         SECTION 9.2 CONDITIONS PRECEDENT TO DRUG EMPORIUM'S OBLIGATIONS. The Closing and the obligations of Drug Emporium and Reorganized Drug Emporium hereunder shall be subject to the satisfaction, in all material respects, as of the Effective Date, of each of the following conditions:

                  (a) Compliance by SDS. The representations and warranties made by SDS in this Agreement shall be true and accurate in all material respects on the date hereof and on and as of the Effective Date with same effect as though such representations and warranties had been given on and as of the Effective Date. SDS shall have performed or complied in all material respects with all of its covenants and other obligations under this Agreement and under the Plan which are to be performed or complied with by it prior to or on the Effective Date.

                  (b) Proceedings Relating to the Chapter 11 Case. A Confirmation Order and any other orders by the Bankruptcy Court necessary to confirm the Plan and approve this Agreement, any documents related hereto and the transactions contemplated hereby shall be entered, each of which order or orders shall be a Final Order reasonably acceptable in form and substance to Drug Emporium and its counsel.

                  (c) Proceedings Relating to the Closing. All agreements, documents and instruments contemplated by this Agreement to be executed and delivered by SDS shall have been duly executed by SDS and be ready for delivery upon consummation of the transactions contemplated by this Agreement, and SDS shall have provided the consideration for the New Common Stock to be acquired by SDS pursuant to Section 2.2.

                  (d) No Prohibition of Transaction. There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of or rendering illegal the transactions contemplated by this Agreement, and there shall not be in force any such order or decree (including any injunction or temporary restraining order granted pursuant to a complaint filed under the federal antitrust laws); provided, however, that nothing in this Agreement shall require Drug Emporium or SDS to seek a stay pending appeal of any such injunction, decree or order other than a temporary restraining order.

                  (e) Consents and Approvals. SDS shall have received all material Approvals, which Approvals shall have become final and nonappealable or any period of objection by regulatory authorities shall have expired, as applicable.

                  (f) Purchase Price Floor. At the Closing, the Purchase Price shall not be less than $15,000,000, as a result of any adjustment to the Purchase Price pursuant to Section 2.3 of this Agreement.

The foregoing conditions contained in this Section 9.2 are intended solely for the benefit of Drug Emporium and Reorganized Drug Emporium. Drug Emporium and Reorganized Drug Emporium shall at all times have the right to waive any condition. All waivers given by Drug Emporium or Reorganized Drug Emporium under this Section 9.2 shall be in writing. The waiver by Drug Emporium or Reorganized Drug Emporium of any condition shall not relieve SDS of any liability or obligation of SDS with respect to any representation, warranty, covenant, or agreement set forth herein.


                                   ARTICLE 10

                       COVENANTS OF DRUG EMPORIUM AND SDS

         SECTION 10.1 CONDUCT OF THE CHAPTER 11 CASE. Drug Emporium shall consult with SDS on all material aspects of Drug Emporium's participation in the Chapter 11 Case, including the preparation of the Plan and all other matters described in Section 5.2 of this Agreement. SDS shall reasonably cooperate with Drug Emporium in the prosecution of the Chapter 11 Case.

         SECTION 10.2 EXECUTORY CONTRACTS. SDS and Drug Emporium hereby agree that any contracts accepted and assumed by Reorganized Drug Emporium in the Chapter 11 Case shall be upon the mutual agreement of Drug Emporium and SDS, and with the approval of any necessary third parties.

         SECTION 10.3 ACCESS TO INFORMATION; DELIVERY OF DOCUMENTS AND CONFIDENTIALITY.

                  (a) Through the Effective Date, subject to the terms of any applicable confidentiality agreement between Drug Emporium and SDS, Drug Emporium shall allow the designated officers, attorneys, accountants and other representatives of SDS reasonable access during normal business hours and upon prior notice by SDS to all records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial condition, or otherwise pertaining to the business and affairs of Drug Emporium, and Drug Emporium shall cause the designated officers, attorneys, accountants and other representatives of Drug Emporium to cooperate fully with SDS. Drug Emporium shall deliver promptly to SDS copies of all filings in connection with the Chapter 11 Case and all orders from the Bankruptcy Court received in connection therewith.

                  (b) The confidentiality obligations of each of Drug Emporium and SDS will continue to be governed by the Confidentiality Agreement, dated February 1, 2001, by and among SDS, Drug Emporium and Katz Enterprises (Minnesota), Inc. (the "Confidentiality Agreement")

         SECTION 10.4 CONDUCT OF BUSINESS PRIOR TO CLOSING. Drug Emporium and SDS agree that, prior to Effective Date, unless otherwise agreed to in writing or as otherwise expressly contemplated or permitted by this Agreement:

                  (a) Drug Emporium shall not directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of the Existing Capital Stock; (ii) amend or propose to amend its certificate of incorporation; (iii) split, combine or reclassify any outstanding shares of Existing Capital Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Existing Capital Stock (iv) redeem, purchase or acquire or offer to acquire any shares of Existing Capital Stock; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this
         Section 10.4(a);

                  (b) Drug Emporium and SDS shall maintain their good standing under the laws of their respective states of incorporation and shall notify the other party of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated); and

                  (c) Drug Emporium shall not take any action other than in the ordinary course of business as previously conducted or enter into any material agreement, contract or commitment, except as contemplated in the Plan. Without limiting the generality of the foregoing, Drug Emporium shall (i) not dispose of any material assets (other than inventory in the ordinary course of business) or operations except as contemplated by

         Section 4.2 except by mutual written agreement by the parties, or (ii) in the event Drug Emporium proposes to enter any material agreement, contract or commitment, advise and consult SDS prior to entering into such material agreement, contract or commitment.

                  (d) Drug Emporium shall provide SDS with a copy of each Tax Return and SEC Document it proposes to file after the date hereof not less than 10 days prior to the date such filing is to be made, and shall make all revisions to each such Tax Return and SEC Document as SDS may reasonably request.

         SECTION 10.5 NOTIFICATION OF CHANGES. Drug Emporium shall promptly notify SDS, and SDS shall promptly notify Drug Emporium, of the existence or happening of any fact, event or occurrence prior to the Effective Date of which Drug Emporium or SDS, as applicable, has knowledge which materially alters the accuracy or completeness of any representation or warranty, or which constitutes a material breach or renders impractical the performance of any covenant or agreement, of such party contained in this Agreement.

         SECTION 10.6 BEST EFFORTS. Drug Emporium shall use its reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent to its or SDS's obligations hereunder which are to be satisfied or performed by Drug Emporium. SDS shall use its reasonable best efforts to satisfy or cause to be satisfied all of the conditions precedent to its or Drug Emporium's obligations hereunder which are to be satisfied or performed by SDS. The parties hereto shall cooperate with each other in obtaining any consents or agreements of third parties necessary for the performance by them of their obligations under this Agreement and the consummation of the transactions contemplated hereby. Whenever the consent or approval of a party hereto is required hereunder, such consent or approval shall not be unreasonably withheld. For purposes of this Section 10.6 and throughout the Agreement, a requirement that a party perform "reasonably" (or words to similar effect) would not require such party to act in a manner or to accept terms that would adversely affect the economic cost or benefit of the proposed transaction with respect to such party in any material respect.



                                   ARTICLE 11

                                   TERMINATION

         SECTION 11.1 TERMINATION. This agreement may be terminated, and the transactions contemplated hereby may be abandoned, only as set forth below or as set forth in Section 11.4:

                  (a) At any time prior to the Effective Date, by the mutual consent of SDS and Drug Emporium.

                  (b) At any time prior to the Effective Date, by SDS or Drug Emporium, upon written notice to the other party, in the event of either:

                           (i) a breach by the other party of any representation
                  or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach on its own or in the aggregate with any other breach would cause a change in, effect on, or circumstance that has had or would reasonably be likely to have a material and adverse effect on the operations, business, results of operations or financial condition of such party, or

                           (ii) a breach by the other party of any of the
                  covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach on its own or in the aggregate with any other breach would cause a change in, effect on, or circumstance that has had or would reasonably be likely to have a material and adverse effect on the operations, business, results of operations or financial condition of such party.


                  (c) At any time prior to the Effective Date, by SDS or Drug Emporium, in the event that the Reorganization, including the transactions contemplated by thereby, is not consummated by September 26, 2001, except to the extent that the failure of the Reorganization then to be consummated arises out of or results from the failure of the party seeking to terminate pursuant to this Section 11.1(c) to perform or observe the covenants and agreements of such party set forth herein.


                  (d) By either SDS or Drug Emporium, if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy, except to the extent that such impossibility arises out of or results from actions of the party seeking to terminate pursuant to this Section 11.1(d).

                  (e) By Drug Emporium in connection with entering into a definitive agreement as a result of a Bona Fide Alternative Transaction in accordance with Section 11.2, provided Drug Emporium has complied with all provisions in Section 11.2 and 11.3, including payment of the Termination Fee required by Section 11.3(e).

                  (f) By SDS if the condition in Section 9.1(m) is not satisfied or waived as of the Effective Date.

                  (g) By Drug Emporium if the condition in Section 9.2(f) is not satisfied or waived as of the Effective Date.

                  (h) At any time prior to the Effective Date, by SDS upon termination of the DIP Facility by the DIP Lender.

         SECTION 11.2 ALTERNATIVE TRANSACTIONS.

                  (a) From and after execution of this Agreement, except as otherwise specifically permitted by Section 11.2(b), neither Drug Emporium nor any of its officers, directors, employees, agents, representatives or affiliates (including any investment banker or financial advisor retained by Drug Emporium) shall, directly or indirectly, encourage, solicit or initiate any inquiry or proposal from any Person (other than SDS or an affiliate, associate, representative or agent of SDS) concerning an Alternative Transaction, or agree to endorse, approve or take any other action to facilitate any Alternative Transaction.

                  (b) Notwithstanding the foregoing, nothing contained in this
         Section 11.2 shall prohibit Drug Emporium and its financial and legal advisors from furnishing information to, or entering into discussions with, any person that makes an unsolicited inquiry or proposal for a Bona Fide Alternative Transaction. If any Person makes an unsolicited inquiry or proposal for a Bona Fide Alternative Transaction and the Board of Directors of Drug Emporium determines, after receipt of advice from outside legal counsel, that it is required by its fiduciary duties or by the Bankruptcy Court to do so:

                           (i) Drug Emporium may enter into discussions or
                  negotiations with such Person concerning such Bona Fide Alternative Transaction after providing written notice of such discussions or negotiations to SDS pursuant to Section 11.2(e);

                           (ii) Drug Emporium may furnish information to such
                  Person; provided that Drug Emporium enters into a confidentiality agreement with such Person and provided further, that such confidentiality agreement permits Drug Emporium to keep SDS informed of the status and details of such discussions or negotiations; and

                           (iii) The Board may consider and recommend such Bona
                  Fide Alternative Transaction and, provided that the Termination Fee shall have been paid to SDS in cash as set forth in Section 11.3(b), Drug Emporium may terminate this Agreement, subject to the provisions of Section 11.3.

                  (c) For purposes of this Agreement, "Alternative Transaction" means a proposal for any of the following (other than the transactions contemplated by this Agreement) that involves: (A) any merger, reorganization, consolidation, share exchange, recapitalization, business combination, liquidation, dissolution, or other similar transaction involving, or, any sale, lease, exchange, mortgage, pledge, transfer or other disposition of, all or any significant portion of the business or assets or 25% or more of the equity securities of, Drug Emporium; (B) any tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of Drug Emporium or the filing of a registration statement under the Securities Act in connection therewith; or (C) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  (d) For purposes of this Agreement, "Bona Fide Alternative Transaction" means a bona fide written proposal, or inquiry, offer or indication of interest made by a third party financially capable of consummating such transaction to acquire all or a portion of Drug Emporium or all or a portion of its assets pursuant to an Alternative Transaction that the Board of Directors of Drug Emporium determines in its good faith judgment, based on the advice of its financial advisor, to have more favorable economic terms than the transactions contemplated by this Agreement.

                  (e) Drug Emporium will notify SDS as promptly as practicable following the receipt (but in any event within 24 hours of receipt) of any Alternative Transaction (including the status of and any revisions to such Alternative Transaction from time to time) or any request for nonpublic information relating to Drug Emporium in connection with an Alternative Transaction or for access to any of the premises, books or records of Drug Emporium by any person or entity that informs Drug Emporium or its Board of Directors, formally or informally, that it is considering making, or has made, an Alternative Transaction. Such notice to SDS will be made orally and in writing and will indicate in reasonable detail the identity of the offering party and the terms and conditions of such proposal, inquiry or contact(including the status of and any revisions to such proposal from time to time); except such disclosure will be made to SDS only to the extent such disclosure does not violate the fiduciary responsibilities of the Board of Directors of Drug Emporium, after being advised by its legal counsel, in which case Drug Emporium will provide SDS with a summary of the terms and conditions of such proposal, inquiry or contact.

                  (f) Drug Emporium shall immediately cease and cause to be terminated any pre-existing discussions with any Person that relates to any Alternative Transaction and shall take the necessary steps to inform such Person of the obligations undertaken in this Section 11.2; provided, however, that any such discussions may be recommenced so long as Drug Emporium complies with the provisions of this Section 11.2.

         SECTION 11.3 TERMINATION FEE.

                  (a) Except as set forth in this Section 11.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Reorganization is consummated.

                  (b) If this Agreement is terminated by Drug Emporium pursuant to Section 11.1(e) hereof or if a competing plan of reorganization supported by a party other than SDS (excluding affiliates of SDS) is confirmed by the Bankruptcy Court, and SDS has not breached any of its obligations under this Agreement in any material respect, then Drug Emporium shall pay to SDS a termination fee of $1,400,000.

                  (c) If this Agreement is terminated by Drug Emporium pursuant to Section 11.1(g) of this Agreement, and SDS has not breached any of its obligations under this Agreement in any material respect, then Drug Emporium shall pay to SDS a termination fee of $750,000. The termination fee payable pursuant to Section 11.3(b) and Section 11.3(c), as the context requires, shall be referred to as the "Termination Fee."

                  (d) The Termination Fee payable pursuant to Section 11.3(b) or
         Section 11.3(c), as applicable, shall be paid by Drug Emporium in consideration for SDS's release of Drug Emporium's obligations under this Agreement and as reimbursement for SDS's costs and expenses incurred in conjunction with the Reorganization.

                  (e) Upon termination of this Agreement pursuant to Section 11.1(e) of this Agreement, Drug Emporium shall pay to SDS the applicable Termination Fee immediately upon the consummation of a transfer of all, or substantially all, of the assets of Drug Emporium pursuant to an Alternative Transaction specified in Section 11.2 hereof.

                  (f) Upon termination of this Agreement pursuant to Section 11.1(g) of this Agreement, Drug Emporium shall pay to SDS the applicable Termination Fee within 20 days after written notice that this Agreement has been terminated pursuant to such Section 11.1(g).

                  (g) Upon termination of this Agreement pursuant to Section 11.1(e) or Section 11.1(g), Drug Emporium and SDS hereby agree that SDS shall receive in the context of the Chapter 11 Case, a super-priority administrative expense claim for any Termination Fee payable to SDS, subject to super-priority administrative expense claims with respect to
         (i) any DIP Facility approved by the Bankruptcy Court, and (ii) any third-party liquidator approved by the Bankruptcy Court.

         SECTION 11.4 MCKESSON ARRANGEMENT. If the McKesson Arrangement has not been obtained to the satisfaction of SDS, and its advisors, within 45 days of the date of this Agreement, either Drug Emporium or SDS shall have the right to terminate this Agreement. In addition, if either party terminates this Agreement pursuant to this Section 11.4, Drug Emporium shall not be obligated to pay to SDS any Termination Fee specified in Section 11.3 hereof.

         SECTION 11.5 EFFECT OF TERMINATION. If this Agreement is terminated as provided herein:

                  (a) Upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of Section 11.3 and Section 10.3(b) shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, however, that in the event SDS receives payment of the applicable Termination Fee, such amount shall constitute SDS's sole remedy for (and such amount shall constitute liquidated damages in respect of) any breach by Drug Emporium of any of its representations, warranties, covenants or agreements set forth in this Agreement

                                   ARTICLE 12

                                 MISCELLANEOUS


         SECTION 12.1 ASSIGNABILITY. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. SDS may assign all or part of its rights hereunder to any of its Affiliates. This Agreement is not assignable by Drug Emporium, by operation of law or otherwise (except to Reorganized Drug Emporium) without the prior written consent of SDS. Any assignment or attempted assignment of all or any portion of this Agreement which is not expressly permitted hereby shall be null and void and of no force or effect.

         SECTION 12.2 NOTICES. Any notice or communication by either party to the other hereunder shall be deemed sufficiently given if in writing either served by personal delivery or sent by overnight courier guaranteeing next-day delivery or by telecopy to the parties at the following addresses (until further written notice of change of address):

                  If to Drug Emporium, to:

                           DRUG EMPORIUM, INC.
                           155 Hidden Ravines Drive
                           Powell, Ohio 43065
                           Attn: David L. Kriegel,
                                 Chairman and Chief Executive Officer
                           Facsimile transmission no.:  (740) 548-6651

                  With a copy to:

                           SQUIRE, SANDERS & DEMPSEY L.L.P.
                           40 North Central Ave.,
                           Suite 2700
                           Phoenix, AZ 85044
                           Attn: Craig D. Hansen
                           Facsimile transmission no.: (602) 253-8129


                  If to SDS, to:

                           SNYDER'S DRUG STORES, INC.
                           14525 Highway 7
                           Minnetonka, MN 55345
                           Attn: Gordon Barker, Chief Executive Officer
                           Facsimile transmission no.: (952) 936-2555

                  With a copy to:

                           DORSEY & WHITNEY LLP
                           Pillsbury Center South
                           220 South 6th Street
                           Minneapolis, MN 55402
                           Attn: Elizabeth Hinck, Esq.
                           Facsimile transmission no.: (612) 340-2868

Notice given by personal delivery shall be effective upon delivery. Notice transmitted by overnight courier guaranteeing next-day delivery shall be effective on the business day following timely delivery to such courier. Notice transmitted by telecopy shall be effective when receipt is acknowledged.

         SECTION 12.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All of Drug Emporium's, Reorganized Drug Emporium's and SDS's representations and warranties hereunder shall survive the execution and delivery of this Agreement, any investigation by SDS or Drug Emporium, as the case may be, and the purchase and sale of the New Common Stock.

         SECTION 12.4 FURTHER ASSURANCES. Following the Closing, the parties shall take such actions and execute and deliver such instruments as may be reasonably requested (at the expense of the requesting party) to further perfect, evidence or consummate the transactions contemplated by this Agreement and the Plan.

         SECTION 12.5 WAIVER. A waiver on the part of either of the parties hereto of any term, provision or condition of this Agreement or breach thereof shall not constitute a precedent, nor bind either party hereto to a waiver of any other term, provision or condition of this Agreement or any other or succeeding breach of the same or any other term, provision or condition thereof.

         SECTION 12.6 AMENDMENTS. This Agreement shall not be modified, amended or otherwise changed without the written agreement of Drug Emporium and SDS.

         SECTION 12.7 APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware (without reference to the provisions thereof relating to conflicts of laws) and applicable federal bankruptcy law and any questions arising hereunder shall be construed or determined in accordance with such laws. The parties hereby agree to retain jurisdiction in the Bankruptcy Court with respect to questions arising under this Agreement.

         SECTION 12.8 HEADINGS. The table of contents and the headings at the beginning of the articles, sections and subsections of this Agreement are solely for the convenience of the parties and are not a part of this Agreement.

         SECTION 12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.10 ENTIRE AGREEMENT. This Agreement (including all exhibits and schedules hereto) contains the entire understanding between the parties relating to its subject matter and supersedes all prior agreements, understandings, representations and statements, oral or written.

         SECTION 12.11 TIME IS OF THE ESSENCE. Time is of the essence of this Agreement.

         SECTION 12.12 EFFECTIVENESS. This Agreement shall be effective immediately upon execution by SDS and Drug Emporium.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Acquisition and Reorganization Agreement to be executed as of the date first above written.

                            DRUG EMPORIUM, INC., a Delaware corporation



                            By       /s/ David L. Kriegel
                               ------------------------------------------------
                               Its     Chairman and Chief Executive Officer





                            SNYDER'S DRUG STORES, INC., a Minnesota corporation



                            By       /s/ Gordon Barker
                               ------------------------------------------------
                                 Its    Chief Executive Officer/President

                                    EXHIBIT A

                           DRAFT PLAN OF REORGANIZATION

See attached.

                      IN THE UNITED STATES BANKRUPTCY COURT               DRAFT
                        FOR THE NORTHERN DISTRICT OF OHIO
                               (EASTERN DIVISION)


                                                 In Proceedings Under Chapter 11
In re:

DRUG EMPORIUM, INC., et al.,                     Case Nos._______through________

               Debtors.                          All Cases Jointly Administered
                                                 under Case No.

                                                 Judge William T. Bodoh



                   JOINT PLAN OF REORGANIZATION OF THE DEBTORS
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE


Squire, Sanders & Dempsey L.L.P.             Squire, Sanders & Dempsey L.L.P.
Two Renaissance Square                       4900 Key Tower
40 North Central Avenue, Suite 2700          127 Public Square
Phoenix, Arizona  85004                      Cleveland, Ohio  44114
(602) 528-4000                               (216) 479-8500
(602) 253-8129 (Fax)                         (614) 479-8776 (Fax)

Attorneys:   Craig D. Hansen                 Attorneys:  Christopher G. Meyer
             Thomas J. Salerno
             Daniel E. Garrison

                 Counsel to Drug Emporium and Its Subsidiaries,
                        Debtors and Debtors-in Possession

         Drug Emporium, Inc., and its subsidiaries, debtors and debtors-in-possession in the above-captioned, jointly-administered Chapter 11 reorganization proceedings ("Debtors"), propose the following plan of reorganization (the "Plan") for the resolution of the Debtors' outstanding claims and equity interests. All creditors and other parties-in-interest should refer to the Disclosure Statement (as defined below) for a discussion of the Debtors' history, business, properties, results of operations, events leading up to the contemplated restructuring, financial projections for future operations, and for a summary and analysis of the Plan and certain related matters.

         All holders of claims against, and equity interests in, the Debtors are encouraged to read the Plan, the Disclosure Statement and the related solicitation materials in their entirety before voting to accept or reject the Plan.

         Subject to the restrictions on modifications set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, and those restrictions on modifications set forth in Section 12.1 of this Plan, the Debtors expressly reserve the right to alter, amend, or modify the Plan one or more times before its substantial consummation.

                                TABLE OF CONTENTS


ARTICLE 1.            DEFINITIONS AND RULES OF INTERPRETATION...............1
         1.1      Administrative Claim......................................1
         1.2      Administrative Claim Bar Date.............................1
         1.3      Affiliate.................................................1
         1.4      Allowed...................................................1
         1.5      Assets....................................................2
         1.6      Avoidance Actions.........................................2
         1.7      Ballot....................................................2
         1.8      Bankruptcy Code...........................................2
         1.9      Bankruptcy Court..........................................2
         1.10     Bankruptcy Rules..........................................2
         1.11     Bar Date..................................................2
         1.12     Business Day..............................................2
         1.13     Cash......................................................2
         1.14     Chapter 11 Cases..........................................2
         1.15     Claim.....................................................2
         1.16     Class.....................................................2
         1.17     Collateral................................................3
         1.18     Committee.................................................3
         1.19     Confirmation Date.........................................3
         1.20     Confirmation Hearing......................................3
         1.21     Confirmation Order........................................3
         1.22     Consolidated Chapter 11 Cases.............................3
         1.23     Consolidated Estate.......................................3
         1.24     Contingent Claim..........................................3
         1.25     Convenience Claims........................................3
         1.26     Creditor..................................................3
         1.27     Cure......................................................3
         1.28     D&O Policy................................................4
         1.29     Debt Instrument...........................................4
         1.30     Debtors...................................................4
         1.31     DIP Facility..............................................4
         1.32     DIP Financing Order.......................................4
         1.33     DIP Lender................................................4
         1.34     Distribution..............................................4
         1.35     Disbursing Agent..........................................4
         1.36     Disclosure Statement......................................4
         1.37     Disputed..................................................4
         1.38     Distribution Record Date..................................4
         1.39     Distribution Reserve......................................4
         1.40     Drug Emporium.............................................5
         1.41     Effective Date............................................5
         1.42     Equity Interest...........................................5
         1.43     Equity Related Claim......................................5

         1.44     Estates...................................................5
         1.45     Exchange Act..............................................5
         1.46     Exit Financing Facility...................................5
         1.47     Final Order...............................................5
         1.48     GAAP......................................................6
         1.49     General Unsecured Claim...................................6
         1.50     HSR Act...................................................6
         1.51     Indenture.................................................6
         1.52     Indenture Trustee.........................................6
         1.53     Initial Distribution Date.................................6
         1.54     Intercompany Claim........................................6
         1.55     Intercreditor Agreement...................................6
         1.56     IRS.......................................................6
         1.57     Lien......................................................6
         1.58     Litigation Claims.........................................6
         1.59     McKesson..................................................6
         1.60     McKesson Claim............................................7
         1.61     Net Distributable Cash....................................7
         1.62     Net Litigation Recovery...................................7
         1.63     New Common Stock..........................................7
         1.64     Notes.....................................................7
         1.65     Note Claims...............................................7
         1.66     Note Securities Claims....................................7
         1.67     Oversight Committee.......................................7
         1.68     Person....................................................7
         1.69     Petition Date.............................................8
         1.70     Plan......................................................8
         1.71     Plan Administrator........................................8
         1.72     Plan Administration Agreement.............................8
         1.73     Plan Documents............................................8
         1.74     Plan Supplement...........................................8
         1.75     Preserved Ordinary Course Administrative Claim............8
         1.76     Priority Claim............................................8
         1.77     Priority Tax Claim........................................8
         1.78     Professionals.............................................8
         1.79     Professional Fee Bar Date.................................8
         1.80     Professional Fees.........................................9
         1.81     Pro Rata..................................................9
         1.82     Purchase Proceeds.........................................9
         1.83     Reclamation Claims........................................9
         1.84     Reclamation Order.........................................9
         1.85     Reorganization Agreement..................................9
         1.86     Reorganized Drug Emporium.................................9
         1.87     Retiree Benefits..........................................9
         1.88     Schedules.................................................9
         1.89     SEC.......................................................9

         1.90  Secured Claim...................................................9
         1.91  Secured Tax Claim..............................................10
         1.92  Securities Act.................................................10
         1.93  Snyder's.......................................................10
         1.94  Subsidiary.....................................................10
         1.95  Unsecured Deficiency Claims....................................10
         1.96  Voting Record Date.............................................10

ARTICLE 2.         SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES..........10
         2.1   Request For Substantive Consolidation..........................10
         2.2   Effect Of Substantive Consolidation............................10
               2.2.1    No Impact On Secured Claims...........................10

ARTICLE 3.         TREATMENT OF UNCLASSIFIED CLAIMS...........................11
         3.1   Unclassified Claims............................................11
         3.2   Administrative Expense Claims..................................11
               3.2.1    Generally.............................................11
               3.2.2    Requests for Payment..................................11
         3.3   Preserved Ordinary Course Administrative Claims................11
         3.4   Allowed Priority Tax Claims....................................11
         3.5   Allowed Reclamation Claims.....................................12
         3.6   Claims for Professional Fees...................................12
               3.6.1    Post-Confirmation Professional Fees...................12
               3.6.2    Indenture Trustee Lien................................12
         3.7   Claims of DIP Lender...........................................12

ARTICLE 4.         CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS..............12
         4.1   Summary of Classification......................................12
         4.2   Specific Classification........................................13
               4.2.1    Class 1 - Priority Claims.............................13
               4.2.2    Class 2 - Secured Tax Claims..........................13
               4.2.3    Class 3 - McKesson Claim..............................13
               4.2.4    Class 4 - Miscellaneous Secured Claims................13
               4.2.5    Class 5 - Convenience Claims..........................13
               4.2.6    Class 6 - General Unsecured Claims....................13
               4.2.7    Class 7 - Note Securities Claims......................13
               4.2.8    Class 8 - Equity Interests and Equity Related Claims..13

ARTICLE 5.         TREATMENT OF CLAIMS AND EQUITY INTERESTS...................14
         5.1   Class 1 - Priority Claims......................................14
               5.1.1    Impairment and Voting.................................14
               5.1.2    Distributions.........................................14
         5.2   Class 2 - Secured Tax Claims...................................14
               5.2.1    Impairment and Voting.................................14
               5.2.2    Distributions.........................................14

         5.3   Class 3 - McKesson Claim.......................................14
               5.3.1    Impairment and Voting.................................14
               5.3.2    Treatment of McKesson Claim...........................14
               5.3.3    Deficiency Claim......................................14
               5.3.4    Lien; Subordination...................................14
         5.4   Class 4 - Miscellaneous Secured Claims.........................15
               5.4.1    Impairment and Voting.................................15
               5.4.2    Retention of Liens....................................15
               5.4.3    Options; Treatment....................................15
         5.5   Class 5 - Convenience Claims...................................15
               5.5.1    Impairment and Voting.................................15
               5.5.2    Deemed Acceptance.....................................15
               5.5.3    Distributions.........................................15
         5.6   Class 6 - General Unsecured Claims.............................16
               5.6.1    Impairment and Voting.................................16
               5.6.2    Distributions.........................................16
               5.6.3    Special Provisions Regarding the Notes................16
         5.7   Note Securities Claims.........................................17
               5.7.1    Subordination.........................................17
               5.7.2    Impairment and Voting.................................17
         5.8   Class 8 - Equity Interests and Equity Related Claims...........17
               5.8.1    Impairment and Voting.................................17
               5.8.2    Distributions.........................................17
               5.8.3    Distribution Record Date..............................18
               5.8.4    Surrender of Securities...............................18
               5.8.5    Delivery of Distributions.............................18
               5.8.6    Alternative Treatment.................................18

ARTICLE 6.         IMPLEMENTATION OF THE PLAN.................................19
         6.1   Acquisition by Snyder's........................................19
               6.1.1    Cancellation of Equity Interests......................19
               6.1.2    Issuance of New Common Stock..........................19
               6.1.3    Private Company Status................................19
               6.1.4    Certificate of Incorporation and By-Laws..............19
               6.1.5    Debtors' Directors and Officers.......................19
         6.2   Funding of the Plan............................................19
               6.2.1    Payment of Purchase Proceeds..........................19
               6.2.2    Exit Financing Facility...............................19
         6.3   Plan Administration............................................20
               6.3.1    Appointment of Plan Administrator and Oversight
                        Committee; Termination of Committee...................20
               6.3.2    Preservation Of Litigation Claims.....................20
               6.3.3    Plan Administrator as Estates' Representative.........20
               6.3.4    Distributions.........................................20
               6.3.5    Periodic Reports of Plan Administrator................20
               6.3.6    Duties of the Oversight Committee.....................21

               6.3.7    Dispute Resolution....................................21
               6.3.8    Term of Service.......................................21
               6.3.9    Limitations on Plan Administrator's and
                        Oversight Committee's Liability.......................21

ARTICLE 7.            EXECUTORY CONTRACTS AND UNEXPIRED LEASES................22
         7.1      Executory Contracts.........................................22
         7.2      Unexpired Leases............................................22
         7.3      Deemed Rejection............................................22
         7.4      Approval of Assumption or Rejection.........................22
         7.5      Cure of Defaults............................................22
         7.6      Post-Petition Date Contracts and Leases.....................22
         7.7      Bar Date....................................................22
         7.8      Indemnification Obligations.................................22

ARTICLE 8.            CONDITIONS PRECEDENT....................................23
         8.1      Conditions To Confirmation..................................23
         8.2      Conditions To Effectiveness.................................24
         8.3      Waiver Of Conditions........................................24

ARTICLE 9.            NON-ALLOWANCE OF PENALTIES AND FINES....................25

ARTICLE 10.           TITLE TO PROPERTY; DISCHARGE; INJUNCTION................25
         10.1     Revesting of Assets.........................................25
         10.2     Discharge...................................................25
         10.3     Injunction..................................................25
         10.4     Exculpation.................................................25
         10.5     Preservation Of Insurance...................................26

ARTICLE 11.           RETENTION OF JURISDICTION...............................26
         11.1     Jurisdiction................................................26

ARTICLE 12.           AMENDMENT AND WITHDRAWAL OF PLAN........................27
         12.1     Amendment of the Plan.......................................27
         12.2     Revocation or Withdrawal of the Plan........................28

ARTICLE 13.           MISCELLANEOUS...........................................28
         13.1     Filing of Objections to Claims..............................28
         13.2     Settlement of Objections After Effective Date...............28
         13.3     Distribution Reserve........................................28
         13.4     Effectuating Documents; Further Transactions; Timing........28
         13.5     Exemption From Transfer Taxes...............................29
         13.6     Binding Effect..............................................29
         13.7     Governing Law...............................................29
         13.8     Modification of Payment Terms...............................29
         13.9     Setoffs.....................................................29

         13.10    Notices.....................................................29
         13.11    Delivery Of Notices.........................................30
         13.12    Severability................................................31
         13.13    Plan Supplement.............................................31
         13.14    Withholding And Reporting Requirements......................31
         13.15    Quarterly Fees To The United States Trustee.................31
         13.16    Method Of Payment...........................................31

               ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined have the meanings ascribed to them in Article 1 of the Plan. Any term used in the Plan that is not defined herein but is defined in the Bankruptcy Code or the Bankruptcy Rules retains the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms include the plural as well as the singular, the masculine gender includes the feminine gender, and the feminine gender includes the masculine gender.

         As used in this Plan, the following terms have the meanings specified below:

         1.1 ADMINISTRATIVE CLAIM. A Claim for any cost or expense of administration of the Chapter 11 Cases allowed under Sections 503(b), 507(b) or 546(c)(2) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including, without limitation: (a) fees payable under 28 U.S.C. Section 1930; (b) actual and necessary costs and expenses incurred in the ordinary course of the Debtors' business; (c) actual and necessary costs and expenses of preserving the Debtors' Estates or administering the Chapter 11 Cases; and, (d) all Professional Fees to the extent Allowed by Final Order under Sections 330, 331, or 503 of the Bankruptcy Code.

         1.2 ADMINISTRATIVE CLAIM BAR DATE. The date or dates established by the Bankruptcy Court for the filing of Administrative Claims, except Claims for Professional Fees and Preserved Ordinary Course Administrative Claims.

         1.3 AFFILIATE. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage, or adoption not more remote than first cousins with such natural Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with regards to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

         1.4 ALLOWED. With respect to any Claim against, or Equity Interest in, the Debtors: (a) proof of which, requests for payment of which, or application for allowance of which, was filed or deemed filed on or before the Bar Date, Administrative Claim Bar Date, or the Professional Fee Bar Date, as applicable, for filing proofs of claim or equity interest or requests for payment for Claims of such type against the Debtors; (b) if no proof of claim or equity interest is filed, which has been or is ever listed by the Debtors in the Schedules as liquidated in amount and not disputed or contingent; or (c) a Claim or Equity Interest that is allowed in any contract, instrument, indenture, or other agreement entered into in connection with the Plan and, in any case, a Claim as to which no objection to its allowance has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court. The term "Allowed," when used to modify a reference in the Plan to any Claim, Equity Interest, Class of Claims, or Class of Equity Interests, means a Claim or Equity Interest (or any Claim or Equity Interest in any such Class) that is so allowed, e.g., an "Allowed Secured Claim" is a Claim that has been allowed to the extent of the value, as determined by the Bankruptcy Court under Section 506(a) of the Bankruptcy Code, of any interest in property of the Estate securing such Claim. If a Claim becomes Allowed by virtue of an Order of the Bankruptcy Court, it shall be deemed Allowed upon the order becoming a Final Order.

         1.5 ASSETS. Collectively, each and every item of property and interests of the Debtors as of the Effective Date, whether tangible or intangible, real or personal, legal or equitable, liquidated or unliquidated, including, without limitation: (a) Cash; (b) any amounts owed to one or more of the Debtors, including accounts receivable and contract rights; (c) all of the Debtors' books and records; and (c) all contracts, agreements, licenses and leases of the Debtors.

         1.6 AVOIDANCE ACTIONS. All statutory causes of actions preserved for the Estates under Sections 510, 542, 543, 544, 545, 547, 548, 549 and 550 of the
Bankruptcy Code.

         1.7 BALLOT. The form of ballot or ballots distributed with the Disclosure Statement to holders of Claims entitled to vote on the Plan on which an acceptance or rejection of the Plan is to be indicated.

         1.8 BANKRUPTCY CODE. Title 11 of the United States Code, 11
U.S.C. Sections 101-1330, as amended from time to time and as applicable to the Chapter 11 Cases.

         1.9 BANKRUPTCY COURT. The United States District Court for the Northern District of Ohio having jurisdiction over the Chapter 11 Cases and, to the extent of any reference under 28 U.S.C. Section 157, the unit of such District Court under 28 U.S.C. Section 151.

         1.10 BANKRUPTCY RULES. Collectively, the Federal Rules of Bankruptcy Procedure as promulgated under 28 U.S.C. Section 2075 and any Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Cases.

         1.11 BAR DATE. The date or dates fixed by the Bankruptcy Court by which Persons asserting a Claim against the Debtors (except Administrative Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional
Fees) must file a proof of claim or be forever barred from asserting a Claim against the Debtors or their property, from voting on the Plan, and sharing in distributions under the Plan.

         1.12 BUSINESS DAY. Any day other than a Saturday, Sunday, or legal holiday, as defined in Bankruptcy Rule 9006(a).

         1.13 CASH. Currency, checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks, money orders, negotiable instruments, and wire transfers of immediately available funds.

         1.14 CHAPTER 11 CASES. Collectively, the cases under Chapter 11 of the Bankruptcy Code in which Debtors are debtors and debtors-in-possession, pending before the Bankruptcy Court.

         1.15 CLAIM. A claim against a Person or its property as defined in
Section 101(5) of the Bankruptcy Code, including, without limitation: (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, mature, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured arising at any time before the Effective Date; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.

         1.16 CLASS. A category of holders of Claims or Equity Interests which are substantially similar in nature to the Claims or Equity Interests of other holders placed in such category, as designated in ARTICLE 4 of this Plan.

         1.17 COLLATERAL. Any property or interest in property of the Estates subject to a Lien to secure the payment or performance of a Claim, the Lien not being subject to avoidance under the Bankruptcy Code, disallowance under Section 506 of the Bankruptcy Code, or that otherwise is invalid under the Bankruptcy Code or applicable state law.

         1.18 COMMITTEE. Any official committee of creditors, including any committee comprised of holders of the Notes, appointed by the United States Trustee in the Chapter 11 Cases in accordance with Section 1102(a)(1) of the Bankruptcy Code.

         1.19 CONFIRMATION DATE. The date on which the Bankruptcy Court enters the Confirmation Order.

         1.20 CONFIRMATION HEARING. The hearing or hearings held by the Bankruptcy Court to consider confirmation of the Plan under Section 1129 of the Bankruptcy Code, as such hearing may be adjourned from time to time.

         1.21 CONFIRMATION ORDER. The order of the Bankruptcy Court confirming the Plan in accordance with the Bankruptcy Code.

         1.22 CONSOLIDATED CHAPTER 11 CASES. The single Chapter 11 Cases resulting from the substantive consolidation in accordance with Section 541 of the Bankruptcy Code and pursuant to ARTICLE 2 of the Plan.

         1.23 CONSOLIDATED ESTATE. Collectively, the Estates of the Debtors, as substantively consolidated in accordance with Section 541 of the Bankruptcy Code and pursuant to ARTICLE 2 of the Plan.

         1.24 CONTINGENT CLAIM. Any Claim for which a proof of claim has been filed with the Bankruptcy Court: (a) which was not filed in a sum certain, or which has not accrued and is dependent on a future event that has not occurred and may never occur, and (b) which has not been Allowed on or before the Confirmation Date, or such other date as the Bankruptcy Court may establish.

         1.25 CONVENIENCE CLAIMS. An Allowed General Unsecured Claim in an amount of $750 or less, or any General Unsecured Claim that is reduced to $750 by election of the holder thereof as provided on the Ballot; provided that, for purposes hereof, all such General Unsecured Claims held by an entity or by an entity and any Affiliate of such entity shall be aggregated and treated as one such General Unsecured Claim; provided further that, for purposes hereof, if all or any part of a General Unsecured Claim was or is assigned, the General Unsecured Claim held by all assignees of such General Unsecured Claim shall be treated collectively as one such General Unsecured Claim for purposes of this definition.

         1.26 CREDITOR. Any holder of a Claim, whether or not such Claim is an Allowed Claim, encompassed within the statutory definition set forth in Section 101(10) of the Bankruptcy Code.

         1.27 CURE. The distribution on the Effective Date (or as otherwise provided herein) of Cash, or such other property as may be agreed on by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease of nonresidential real property, in accordance with Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed on by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable state law.


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
         1.28 D&O POLICY. Any directors and officers liability insurance policy or any applicable errors and omissions policy applicable to directors and officers of Drug Emporium, its Subsidiaries, or Reorganized Drug Emporium.

         1.29 DEBT INSTRUMENT.. A debenture, bond, promissory note, note or other transferable instrument or document evidencing any payment obligation.

         1.30 DEBTORS. Collectively, the following: (a) Drug Emporium, Inc.; (b) DE of Northeastern Ohio, Inc.; (c) DE Holding Company; (d) Emporium Venture, Inc.; (e) RJR Drug Distributors, Inc.; (f) Houston Venture, Inc.; (g) Drug Emporium of Michigan, Inc.; (h) DE Michigan Management Company; (i) Drug Emporium Express; and (j) Drug Emporium of Maryland, Inc., as debtors and debtors-in-possession in the Chapter 11 Cases, in accordance with Section 1107 and 1108 of the Bankruptcy Code.

         1.31 DIP FACILITY. Any debtor-in-possession financing facility or facilities approved by the Bankruptcy Court pursuant to a DIP Financing Order.

         1.32 DIP FINANCING ORDER. The order or orders of the Bankruptcy Court, including any interim order or orders, approving and authorizing the terms of debtor-in-possession financing arrangements in the Chapter 11 Cases.

         1.33 DIP LENDER. Any person or persons providing a DIP Facility to Debtors in the Chapter 11 Cases pursuant to a DIP Financing Order.

         1.34 DISTRIBUTION. A payment of Cash to the holder of an Allowed Claim pursuant to the Plan.

         1.35 DISBURSING AGENT. The person or persons appointed pursuant to the Confirmation Order that shall make all Distributions under the Plan or such other person or persons as the Disbursing Agent may designate. For purposes of Distributions to holders of Allowed Claims in Classes 5 and 6, the Disbursing Agent shall be the Plan Administrator.

         1.36 DISCLOSURE STATEMENT. The written disclosure statement relating to the Plan including, without limitation, all exhibits and schedules to such disclosure statement, in the form approved by the Bankruptcy Court under Section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017.

         1.37 DISPUTED. With respect to Claims, any Claim: (a) that is listed in the Schedules as unliquidated, disputed, or contingent; or (b) as to which the Debtors or any other party-in-interest has interposed a timely objection or request for estimation, or has sought to equitably subordinate or otherwise limit recovery in accordance with the Bankruptcy Code and the Bankruptcy Rules, or which is otherwise disputed by the Debtors in accordance with applicable law, such objection, request for estimation, action to limit recovery or dispute has not been withdrawn or determined by a Final Order; or (c) that is a Contingent Claim.

         1.38 DISTRIBUTION RECORD DATE. The date or dates established by the Bankruptcy Court by which holders of Note Claims and Equity Interests are determined for purposes of such holders' entitlement to receive Distributions under the Plan.

         1.39 DISTRIBUTION RESERVE. The reserve, if any, established and maintained by the Disbursing Agent into which the Disbursing Agent shall deposit, or shall cause to be deposited, the amount of Cash that would have been distributed from time to time to holders of Disputed Claims, such amount to be estimated by the Bankruptcy Court or agreed upon by the Disbursing Agent and the holders of Disputed Claims.

         1.40 DRUG EMPORIUM. Drug Emporium, Inc., a Delaware corporation formerly traded on the NASDAQ stock market, and traded as of the Petition Date on the OTC Bulletin Board, under the trading symbol "DEMP," one of the debtors and debtors-in-possession in the Chapter 11 Cases pending before the Bankruptcy Court.

         1.41 EFFECTIVE DATE. The later of: (a) the first Business Day that is at least eleven days after the Confirmation Date and on which no stay of the Confirmation Order is in effect; and (b) the Business Day on which all of the conditions set forth in Section 8.2 of the Plan have been satisfied or waived.

         1.42 EQUITY INTEREST. Any interest in Drug Emporium or its Subsidiaries represented by any class or series of common or preferred stock issued by Drug Emporium or its Subsidiaries before the Effective Date, and any warrants, options, or rights to purchase, receive or otherwise acquire any such common or preferred stock.

         1.43 EQUITY RELATED CLAIM. Any Claim arising from the rescission of a purchase or sale of an Equity Interest, or for damages arising from the purchase or sale of an Equity Interest, or any Claim by any Person that asserts equitable or contractual rights of reimbursement, contribution, or indemnification arising from such Claim, including any Claim that has been or may be asserted against the Debtors and their officers and/or directors asserting violations of federal securities laws including, without limitation, actions under Sections 11 and 15 of the Securities Act and Sections 10(b) and 20 of the Exchange Act, and Rule 10b-5 promulgated under the Exchange Act by the SEC, and any applicable non-federal law.

         1.44 ESTATES. The estates for the Debtors created in the Chapter 11 Cases in accordance with Section 541 of the Bankruptcy Code.

         1.45 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the regulations promulgated under that act.

         1.46 EXIT FINANCING FACILITY. A post-Effective Date working capital revolving credit financing and, if applicable, term facility between Reorganized Drug Emporium and a lender selected by Reorganized Drug Emporium containing terms and conditions in form and substance reasonably acceptable to Reorganized Drug Emporium, including any extension or modification of the Debtors' pre-petition financing facility approved by the Bankruptcy Court.

         1.47 FINAL ORDER. An order or judgment of the Bankruptcy Court: (a) as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired; or (b) as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing is pending; or (c) as to which any right to appeal, petition for certiorari, reargue, or rehear has been waived in writing in form and substance satisfactory to the Debtors or Reorganized Drug Emporium; or (d) if an appeal, writ of certiorari, or reargument or rehearing has been sought, as to which the highest court to which such order was appealed, or certiorari, reargument or rehearing has determined such appeal, writ of certiorari, reargument, or rehearing, or has denied such appeal, write of certiorari, reargument, or rehearing, and the time to take any further appeal, petition for certiorari, or move for reargument or rehearing has expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order does not prevent such order from being a Final Order.

         1.48 GAAP. The generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

         1.49 GENERAL UNSECURED CLAIM. Any Claim against the Debtors as of the Petition Date not secured by a charge against or interest in property of the Estates, excluding: (a) Secured Claims, except that portion, if any, that is unsecured in accordance with Section 506 of the Bankruptcy Code; (b) Administrative Expense Claims; (c) Preserved Ordinary Course Administrative Claims; (d) Priority Tax Claims; (e) Priority Claims; (f) Claims for Professional Fees; and (g) any Note Claims.

         1.50 HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, codified at 15 U.S.C. Section 18A, as amended.

         1.51 INDENTURE. The Indenture, dated as of October 5, 1989, pursuant to which Drug Emporium issued the Notes and under which The Huntington National Bank is the Indenture Trustee, as amended or modified from time to time.

         1.52 INDENTURE TRUSTEE. The Huntington National Bank or any successor trustee under the Indenture.

         1.53 INITIAL DISTRIBUTION DATE. The date which is the later of:

                  (a) The date on which the Committee and Snyder's reach agreement as to any adjustments to the Purchase Price pursuant to Sections 2.2(a), 2.3 and 2.4 of the Reorganization Agreement;

                  (b) The date of a Final Order of the Bankruptcy Court resolving any dispute between the Committee and Snyder's as to any adjustments to the Purchase Price pursuant to Sections 2.2(a), 2.3 and
         2.4 of the Reorganization Agreement.

         1.54 INTERCOMPANY CLAIM. The Claim of any Debtor against any other Debtor.

         1.55 INTERCREDITOR AGREEMENT. The Intercreditor Agreement, dated October 28, 1998, by and between McKesson, Drug Emporium and Fleet.

         1.56 IRS. The Internal Revenue Service.

         1.57 LIEN. A lien as defined in Section 101(37) of the Bankruptcy Code, except a lien that has been avoided in accordance with Sections 544, 545, 546, 547, 548, or 549 of the Bankruptcy Code.

         1.58 LITIGATION CLAIMS. All rights, claims, torts, liens, liabilities, obligations, actions, causes of action, Avoidance Actions, avoiding powers, proceedings, debts, contracts, judgments, offsets, damages and demands whatsoever in law or in equity, whether known or unknown, contingent or otherwise, that the Debtors or the Estates may have against any Person.

         1.59 MCKESSON. McKesson HBOC, Inc., a Delaware corporation.

         1.60 MCKESSON CLAIM. Any Claim arising from or relating to that certain Supply Agreement, dated as of November 30, 1999, by and between McKesson and Drug Emporium, Inc., including any Secured Claim of McKesson arising from or relating to the Supply Agreement.

         1.61 NET DISTRIBUTABLE CASH. Net Distributable Cash shall equal Purchase Proceeds plus Net Litigation Recovery, minus the following:

                  (a) Distributions to Convenience Claims;

                  (b) Distributions, if any, to Equity Interests and Equity Related Claims;

                  (c) The reasonable fees and costs of the Plan Administrator, including the reasonable fees and costs of the Plan Administrator in its capacity as the Disbursing Agent to Allowed Claims in Classes 5 and 6, and the Oversight Committee, including any Professional Fees of any Professionals employed by the foregoing not otherwise satisfied in accordance with other provisions of the Plan; and,

                  (d) any Distribution Reserve.

         1.62 NET LITIGATION RECOVERY. All recoveries on account of Litigation Claims, minus all Professional Fees and other expenses accrued and paid in conjunction with the prosecution of such Litigation Claims.

         1.63 NEW COMMON STOCK. The common stock, $0.01 par value per share, to be authorized under the Reorganized Drug Emporium Certificate to be filed with the Delaware Secretary of State as of the Effective Date, as further described in Section 6.1.2 of the Plan.

         1.64 NOTES. The 7-3/4% Convertible Subordinated Debentures due October 1, 2014, in the original principal amount of $50 million, issued by Drug Emporium, Inc. pursuant to the Indenture.

         1.65 NOTE CLAIMS. Any Claim on account of unpaid obligations under the Notes including accrued and unpaid interest up to, but not including, the Petition Date, except those Claims that are Note Securities Claims.

         1.66 NOTE SECURITIES CLAIMS. All Claims, if any, whether asserted before or after the Petition Date based on alleged violations of applicable federal or state securities laws: (a) arising from the rescission of a purchase or sale, or offer to purchase or sell, any Notes; and (b) for damages arising from the purchase or sale of Notes.

         1.67 OVERSIGHT COMMITTEE. A committee of not less than three (3) nor more than five (5) holders of Allowed General Unsecured Claims to be nominated by the Committee and appointed to serve by the Bankruptcy Court pursuant to the Confirmation Order. The Oversight Committee shall be governed by the Plan Administration Agreement and shall serve in an advisory capacity to assist the Plan Administrator after the Effective Date in resolving Disputed Claims, Litigation Claims, and issues relating to Distributions under the Plan as provided in Section 6.3.

         1.68 PERSON. Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated association or organization, governmental agency or associated political subdivision.

         1.69 PETITION DATE. The date on which the Debtors filed their voluntary petitions commencing the Chapter 11 Cases.

         1.70 PLAN. This Plan of Reorganization, either in its present form or as it may be amended, supplemented or modified from time to time, including all its annexed exhibits and schedules, the Plan Supplement, and the Plan Documents.

         1.71 PLAN ADMINISTRATOR. The person appointed and designated to serve as the Plan Administrator as of the Confirmation Date, pursuant to the Plan Administration Agreement.

         1.72 PLAN ADMINISTRATION AGREEMENT. The agreement that will authorize the appointment of the Plan Administrator as of the Confirmation Date, pursuant to Section 6.3 of the Plan. The Plan Administration Agreement shall be filed with the Bankruptcy Court at least five (5) days prior to the Confirmation Hearing, will contain terms and provisions substantially similar to and consistent with those set forth in the Plan applicable to the Plan Administrator, and shall be approved by the Bankruptcy Court pursuant to the Confirmation Order. In the event of any inconsistency between the terms of the Plan and the terms of the Plan Administration Agreement, the Plan Administration Agreement shall control.

         1.73 PLAN DOCUMENTS. The material documents necessary to implement the provisions of the Plan, including the Reorganization Agreement and the Plan Administration Agreement.

         1.74 PLAN SUPPLEMENT. The supplement, containing copies of the Plan Documents, that is to be filed with the Bankruptcy Court as early as is practicable (but in no event later than seven Business Days) before the deadline fixed for filing objections to Confirmation of the Plan, or on such other date as the Bankruptcy Court may determine. The Plan Supplement is incorporated into the Plan as if fully set forth in the Plan, and all references to the Plan refer also to the Plan Documents contained in the Plan Supplement.

         1.75 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIM. Administrative Claims that are based on liabilities incurred by the Debtors in the purchase, lease, or use of goods and services in the ordinary course of their businesses including, without limitation, Administrative Claims on account of services provided to the Debtors after the Petition Date by their employees.

         1.76 PRIORITY CLAIM. Any Claim (or portions of such Claim) entitled to priority under Section 507(a) of the Bankruptcy Code other than Priority Tax Claims, Administrative Expense Claims, Preserved Ordinary Course Administrative Claims, and Claims for Professional Fees.

         1.77 PRIORITY TAX CLAIM. Any Claim of a governmental unit entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

         1.78 PROFESSIONALS. Those Persons (a) employed in accordance with an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code and to be compensated for services under Sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been Allowed by the Bankruptcy Court under Section 503(b) of the Bankruptcy Code.

         1.79 PROFESSIONAL FEE BAR DATE. The date, as set by order of the Bankruptcy Court, by which all applications for compensation or expense reimbursement, including Professional Fees, must be filed with the Bankruptcy Court.

         1.80 PROFESSIONAL FEES. The Administrative Claims for compensation and reimbursement of expenses submitted in accordance with Sections 330, 331, or 503(b) of the Bankruptcy Code of Professionals not otherwise satisfied in accordance with other provisions of the Plan.

         1.81 PRO RATA. A proportionate share, such that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

         1.82 PURCHASE PROCEEDS. Purchase Proceeds shall equal the Purchase Price, as defined in Section 2.2(a) of the Reorganization Agreement, net of applicable adjustments provided for in Sections 2.3 and 2.4 of the Reorganization Agreement.

         1.83 RECLAMATION CLAIMS. Any Claim against the Debtors by any Person arising out of the sale of goods to the Debtors in the ordinary course of such Person's business, including claims asserted under the Perishable Agricultural Commodities Act, 7 U.S.C. Section 449a et seq., provided that such Person has otherwise satisfied the requirements of Section 546(c) of the Bankruptcy Code, the Uniform Commercial Code and other non-bankruptcy statutory requirements as applicable, and any prior order of the Bankruptcy Court regarding such Claims.

         1.84 RECLAMATION ORDER.. The Bankruptcy Court's "Order under 11 U.S.C. Sections 105(a), 503(b), 546(c)(2) and 546(g), and under the Perishable Agricultural Commodities Act, 7 U.S.C. Section 499(a) et seq., (a) Establishing Procedure for Treatment of Valid Reclamation and PACA Claims and
(b) Prohibiting Third Parties from Interfering with Delivery of the Debtors' Goods," dated March ____, 2001.

         1.85 REORGANIZATION AGREEMENT. The Acquisition and Reorganization Agreement, dated as of March ____, 2001, as may be amended or modified from time to time, between Drug Emporium, Inc., and Snyder's.

         1.86 REORGANIZED DRUG EMPORIUM. Drug Emporium, or any successor to Drug Emporium by merger, consolidation, acquisition or otherwise, on and after the Effective Date.

         1.87 RETIREE BENEFITS. Payments to any Person for the purpose of providing or reimbursing payments for retired employees of the Debtors and the eligible spouses and eligible dependents of such retired employees, for medical, surgical, or hospital care benefits, or in the event of death of a retiree under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established by the Debtors before the Petition Date, as such plan, fund, or program was then in effect or as later amended.

         1.88 SCHEDULES. The schedules of assets and liabilities, the list of holders of interests, and the statements of financial affairs filed by the Debtors under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such schedules, lists, and statements may have been or may be supplemented or amended from time to time.

         1.89 SEC. The United States Securities and Exchange Commission.

         1.90 SECURED CLAIM. Any Claim, to the extent reflected in the Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with
Section 506(a) of the Bankruptcy Code, or, if such Claim is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of such setoff.

         1.91 SECURED TAX CLAIM. Any Claim of any state or local governmental unit or associated political subdivision that is secured by a Lien on property of the Estates by operation of applicable law including, without limitation, every Claim for unpaid real, personal property, or ad valorem taxes.

         1.92 SECURITIES ACT. The Securities Act of 1933, as amended, and its applicable regulations.

         1.93 SNYDER'S. Snyder's Drug Stores, Inc., a Minnesota corporation.

         1.94 SUBSIDIARY. Any of: (a) DE of Northeastern Ohio, Inc.; (b) DE Holding Company, Inc.; (c) Emporium Venture, Inc.; (d) RJR Drug Distributors, Inc.; (e) Houston Venture, Inc.; (f) Drug Emporium of Michigan, Inc.; (g) DE Michigan Management Company; (h) Drug Emporium Express; and, (i) Drug Emporium of Maryland, Inc.

         1.95 UNSECURED DEFICIENCY CLAIMS. Any Claim by a Person holding a Secured Claim to the extent the value of such Creditor's Collateral, as determined in accordance with Section 506(a) of the Bankruptcy Code, is less than the Allowed amount of such Creditor's Claims as of the Petition Date, after taking into account any elections made pursuant to Section 1111(b) of the Bankruptcy Code.

         1.96 VOTING RECORD DATE. The date established by the Bankruptcy Court by which holders of Allowed Claims and Equity Interests are determined for purposes of such holders' right to submit Ballots.

          ARTICLE 2. SUBSTANTIVE CONSOLIDATION OF THE DEBTORS' ESTATES

         2.1 REQUEST FOR SUBSTANTIVE CONSOLIDATION. The Plan will be considered in connection with a motion by The Debtors to substantively consolidate the Chapter 11 Cases (the "Substantive Consolidation Motion"). The Court's approval of the Substantive Consolidation Motion is a condition precedent to the confirmation of the Plan. In addition, the Confirmation Order must contain findings supporting, and conclusions providing for, substantive consolidation of the Debtors' Estates for purposes of distributions on the terms set forth in this ARTICLE 2 of the Plan.

         2.2 EFFECT OF SUBSTANTIVE CONSOLIDATION. As a result of the substantive consolidation of the Assets and liabilities of the Debtors: (a) the Chapter 11 Cases shall be consolidated into the case of Drug Emporium as a single consolidated case; (b) all property of the Estate of each of the Debtors shall be deemed to be property of the Consolidated Estate; (c) all Allowed Claims against each Estate of the Debtors shall be deemed to be Allowed Claims against the Consolidated Estate, any proof of claim filed against one or more of the Debtors shall be deemed to be a single Claim filed against the Consolidated Estate, and all duplicate proofs of Claim for the same Claim filed against more than one Debtor shall be deemed expunged; (d) unless otherwise provided in the Plan, all Equity Interests in any Debtors shall be deemed extinguished for purposes of distributions under this Plan, and no distributions under this Plan shall be made on account of any such Equity Interests; (e) all Intercompany Claims by and against any of the Debtors shall be eliminated, and no Distributions under this Plan shall be made on account of Claims based upon such Intercompany Claims; (f) except as specifically provided herein, all guarantees by one Debtor in favor of any other Debtor shall be extinguished and eliminated, and no Distributions under this Plan shall be made on account of Claims based upon such guarantees; and (g) for purposes of determining the availability of the right of setoff under Section 553 of the Bankruptcy Code, the Debtors shall be treated as one consolidated entity so that, subject to the other provisions of Section 553 of the Bankruptcy Code, debts due to any Debtor may be set off against the debts of any other Debtor.

              2.2.1 NO IMPACT ON SECURED CLAIMS. Substantive consolidation shall have no effect upon valid, enforceable and unavoidable Liens. Substantive consolidation shall not have the effect of creating a Claim in a Class different from the Class in which a Claim would have been placed under the

Plan in the absence of substantive consolidation. The substantive consolidation contemplated herein shall not affect any applicable date(s) for purposes of pursuing any Avoidance Actions.

                  ARTICLE 3. TREATMENT OF UNCLASSIFIED CLAIMS

         3.1 UNCLASSIFIED CLAIMS. As provided in Section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims, Preserved Ordinary Course Administrative Claims, Priority Tax Claims, and Reclamation Claims against the Debtor are not classified for purposes of voting on, or receiving distributions under, the Plan. Holders of such Claims are not entitled to vote on the Plan. All such Claims are instead treated separately in accordance with this ARTICLE 3 and in accordance with the requirements set forth in Section 1129(a)(9)(A) of the Bankruptcy Code.

         3.2 ADMINISTRATIVE EXPENSE CLAIMS.

              3.2.1 GENERALLY. Each Allowed Administrative Expense Claim, other than Preserved Ordinary Course Administrative Claims, Reclamation Claims, and claims for Professional Fees is to be paid in full in Cash (or otherwise satisfied in accordance with its terms) upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent may agree.

              3.2.2 REQUESTS FOR PAYMENT. All requests for payment of Administrative Claims (except for Professional Fees, Preserved Ordinary Course Administrative Claims, and Claims of a DIP Lender) must be filed by the Administrative Claims Bar Date or the holders thereof shall be forever barred from asserting such Administrative Claims against the Debtors, Reorganized Drug Emporium or any Disbursing Agent. All final applications for allowance and disbursement of Professional Fees must be filed by the Professional Fee Bar Date. All such applications must be in compliance with all of the terms and provisions of any applicable order of the Bankruptcy Court, including the Confirmation Order, and all other orders governing payment of Professional Fees. Such applications may be later amended to include any fees and costs incurred after the Confirmation Date.

         3.3 PRESERVED ORDINARY COURSE ADMINISTRATIVE CLAIMS. Each Allowed Preserved Ordinary Course Administrative Claim is to be paid by Reorganized Drug Emporium in accordance with either: (a) the terms and conditions under which such Claim arose; or (b) in the ordinary course of Reorganized Drug Emporium's business. Such payments are to be made by Reorganized Drug Emporium without further action by the holder of such Claim.

         3.4 ALLOWED PRIORITY TAX CLAIMS. Any Allowed Priority Tax Claim is to be paid in full in Cash on the Effective Date; provided, however, that Reorganized Drug Emporium may elect to pay such Claims through deferred Cash payments over a period not exceeding six years after the date of assessment of such Claim, of a value as of the Effective Date, equal to the Allowed amount of such Claim. In that event, such payments are to be made in equal annual installments of principal, plus interest accruing from the Effective Date at the rate on the unpaid portion of Allowed Priority Tax Claim set forth in Internal Revenue Code Sections 6621 and 6622. The first such payment is to be made payable upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent may agree; provided, however, that Reorganized Drug Emporium retains the right to prepay any such Allowed Priority Tax Claim, or any remaining balance of such Claim, in full or in part, at any time on or after the Effective Date without premium or penalty.


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
         3.5 ALLOWED RECLAMATION CLAIMS. A Reclamation Claim shall become an Allowed Reclamation Claim solely pursuant to the terms of the Reclamation Order. All Allowed Reclamation Claims shall be paid in full in Cash upon the latest of:
(a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent may agree.

         3.6 CLAIMS FOR PROFESSIONAL FEES. Each Person seeking an award by the Bankruptcy Court of Professional Fees: (a) must file its final application for allowance of compensation for services rendered and reimbursement of expenses incurred through the Confirmation Date within thirty days after the Confirmation Date; and (b) if the Bankruptcy Court grants such an award, each such Person must be paid in full in Cash in such amounts as are allowed by the Bankruptcy Court (i) on the later of the Effective Date or the date such Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as practicable, (ii) upon such other terms as may be mutually agreed upon between the holder of such Allowed Administrative Expense Claim and the Debtors, Reorganized Drug Emporium, or the Disbursing Agent, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

              3.6.1 POST-CONFIRMATION PROFESSIONAL FEES. All Professional Fees for services rendered in connection with the Chapter 11 Cases and the Plan after the Confirmation Date, other than those relating to the prosecution of Litigation Claims preserved under the Plan, the resolution of Disputed Claims, and Disbursements, which are to be paid by the Plan Administrator from Purchase Proceeds and Net Litigation Recovery pursuant to Article 1.61, are to be paid by Reorganized Drug Emporium upon receipt of an invoice for such services, or on such other terms to which Reorganized Drug Emporium may agree, without the need for further Bankruptcy Court authorization or entry of a Final Order. If Reorganized Drug Emporium and any Professional cannot agree on the amount of post-Confirmation Date fees and expenses to be paid to such Professional, such amount is to be determined by the Bankruptcy Court.

              3.6.2 INDENTURE TRUSTEE LIEN. The Indenture Trustee's liens on the distributions to the holders of the Notes shall be released and extinguished upon completion of all distributions to the holders of the Notes under the Plan and payment in full of the Allowed fees and expenses of the Indenture Trustee and its agents and counsel. If the Plan Administrator and the Indenture Trustee cannot agree upon the amount of fees and expenses to be paid, such fees and expenses shall be determined by the Bankruptcy Court.

         3.7 CLAIMS OF DIP LENDER. Simultaneously with the closing of the Exit Financing Facility, all the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order shall be fully and finally satisfied in accordance with their terms using proceeds derived from, among other things, the Exit Financing Facility and/or Cash held by Reorganized Drug Emporium.

            ARTICLE 4. CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

         4.1 SUMMARY OF CLASSIFICATION. In accordance with Section 1123(a)(1) of the Bankruptcy Code, all Claims of Creditors and holders of Equity Interests (except those Claims receiving treatment as set forth in ARTICLE 3) are placed in the Classes described below for all purposes, including voting on, confirmation of, and distribution under, the Plan:

Class 1  Priority Claims                 Unimpaired, deemed to accept

Class 2  Secured Tax Claims              Unimpaired, deemed to accept

Class 3  McKesson Claim                  Impaired, entitled to vote

Class 4  Miscellaneous Secured Claims    Impaired or unimpaired depending on
                                         Debtor's election, may be entitled to
                                         vote

Class 5  Convenience Claims              Impaired, entitled to vote

Class 6  General Unsecured Claims        Impaired, entitled to vote

Class 7  Note Securities Claims          Impaired, deemed to reject

Class 8  Equity Interests                Impaired, entitled to vote


         4.2 SPECIFIC CLASSIFICATION.

              4.2.1 CLASS 1 - PRIORITY CLAIMS. Class 1 consists of all Claims entitled to priority under Section 507(a) of the Bankruptcy Code.

              4.2.2 CLASS 2 - SECURED TAX CLAIMS. Class 2 consists of all Secured Tax Claims. Each holder of a Secured Tax Claim is considered to be in its own separate subclass within Class 2, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              4.2.3 CLASS 3 - MCKESSON CLAIM. Class 3 consists of the McKesson Claim as defined in Section 1.60 of the Plan.

              4.2.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS. Class 4 consists of all Secured Claims, other than the Secured Tax Claims in Class 2. Each holder of a Miscellaneous Secured Claim is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              4.2.5 CLASS 5 - CONVENIENCE CLAIMS. Class 5 consists of all Convenience Claims.

              4.2.6 CLASS 6 - GENERAL UNSECURED CLAIMS. Class 6 consists of all General Unsecured Claims, including Note Claims.

              4.2.7 CLASS 7 - NOTE SECURITIES CLAIMS. Class 7 consists of all Note Securities Claims.

              4.2.8 CLASS 8 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS. Class 8 consists of Equity Interests, including interests based on Old Common Stock, and Equity Related Claims.

ARTICLE 5.  TREATMENT OF CLAIMS AND EQUITY INTERESTS

         5.1 CLASS 1 - PRIORITY CLAIMS.

              5.1.1 IMPAIRMENT AND VOTING. Class 1 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 1 are deemed to accept the Plan and are not entitled to vote on the Plan.

              5.1.2 DISTRIBUTIONS. Each holder of an Allowed Priority Claim shall receive Cash in an amount equal to such Allowed Priority Claim upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent may agree.

         5.2 CLASS 2 - SECURED TAX CLAIMS.

              5.2.1 IMPAIRMENT AND VOTING. Class 2 is unimpaired by the Plan; consequently, all holders of Allowed Claims in Class 2 are deemed to accept the Plan and are not entitled to vote on the Plan.

              5.2.2 DISTRIBUTIONS. Each Allowed Secured Tax Claim shall be paid in full in Cash upon the latest of: (a) the Effective Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent may agree.

         5.3 CLASS 3 - MCKESSON CLAIM.

              5.3.1 IMPAIRMENT AND VOTING. Class 3 is impaired by the Plan; consequently, McKesson is entitled to vote on the Plan.

              5.3.2 TREATMENT OF MCKESSON CLAIM. In full and final satisfaction of any portion of the McKesson Claim that is determined pursuant to Sections 506(a) and 508 of the Bankruptcy Code to be an Allowed Secured Claim, McKesson shall be paid in cash, in full and final satisfaction the McKesson Claim, as follows: (a) the amount of McKesson's Allowed Secured Claim shall be amortized at a market rate of interest over a 20-year period; (b) Reorganized Drug Emporium shall pay quarterly installments of principal and interest commencing 6 months after the Effective Date; and, (c) the full balance due and owing of the Allowed Secured Claim shall be paid by Reorganized Drug Emporium on the seventh anniversary of the Effective Date.

              5.3.3 DEFICIENCY CLAIM. Any Unsecured Deficiency Claim of McKesson shall be treated pursuant to Section 5.6 of the Plan.

              5.3.4 LIEN; SUBORDINATION. Subject to Bankruptcy Court approval, McKesson shall be granted a Lien in the amount of its Allowed Secured Claim under Section 506(c) of the Bankruptcy Code against the Assets of Reorganized Drug Emporium as of the Confirmation Date. Pursuant to Section 510(a) of the Bankruptcy Code, McKesson's lien hereunder shall remain subject to the Intercreditor Agreement, or to any other or additional intercreditor agreement then in effect.

         5.4 CLASS 4 - MISCELLANEOUS SECURED CLAIMS.

              5.4.1 IMPAIRMENT AND VOTING. Depending upon the option selected by the Debtors pursuant to Section 5.4.3 below, the holders of Allowed Secured Claims in Class 4 may be impaired pursuant to the Plan. If a particular Allowed Secured Claim in Class 4 is impaired under the Plan, the holder of such Claim is entitled to vote on the Plan. For purposes of voting and receiving distributions under the Plan, each holder of an Allowed Secured Claim in Class 4 is considered to be in its own separate subclass within Class 4, and each such subclass is deemed to be a separate Class for purposes of the Plan.

              5.4.2 RETENTION OF LIENS. The holders of Allowed Secured Claims shall retain their Liens on their Collateral, except as otherwise provided in
Section 5.4.3.

              5.4.3 OPTIONS; TREATMENT. On or before ten (10) Business Days following approval by the Bankruptcy Court of the Disclosure Statement, with respect to each holder of an Allowed Secured Claim in Class 4, the Debtors shall elect one of the following alternative treatments for each such Allowed Secured Claim in a particular subclass.

                    5.4.3.1 ABANDONMENT. Pursuant to the Plan, and prior to the Effective Date, the Debtors may abandon or surrender to the holder of such Allowed Secured Claim in Class 4 the Collateral securing such Allowed Secured Claim. After the Effective Date, the Disbursing Agent may abandon or surrender to the holder of such Allowed Secured Claim in Class 4, the Collateral securing such Allowed Secured Claim. Any Unsecured Deficiency Claim asserted by a holder of an Allowed Secured Claim in Class 4 shall be filed with the Bankruptcy Court within 30 days following the date of the surrender or abandonment of such Creditor's Collateral. Any such Allowed Unsecured Deficiency Claim shall be treated in accordance with Section 5.6 of the Plan.

                    5.4.3.2 CASH. Pursuant to the Plan, on or before the Effective Date, the holder of an Allowed Secured Claim in Class 4 may receive, on account of such Allowed Secured Claim, Cash equal to its Allowed Secured Claims, or such lesser amount to which the holder of such Claim shall agree, in full satisfaction and release of such Claim.

                    5.4.3.3 CURE; REINSTATEMENT. Any default, other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code, owed to a holder of an Allowed Secured Claim in Class 4 may be Cured or reinstated on or before the Effective Date.

                    5.4.3.4 NOTICE. The Debtors shall promptly provide notice of the option elected by the Debtors with respect to each holder of an Allowed Secured Claim in Class 4.

         5.5 CLASS 5 - CONVENIENCE CLAIMS.

              5.5.1 IMPAIRMENT AND VOTING. Class 5 is impaired by the Plan; consequently, all holders of Allowed Convenience Claims are entitled to vote on the Plan.

              5.5.2 DEEMED ACCEPTANCE. Any holder of an Allowed General Unsecured Claim that voluntarily reduces the amount of its Claim in order to be treated in Class 5 shall be deemed to accept the Plan.

              5.5.3 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 5 shall be paid in Cash the lesser of: (a) the amount of such Allowed Claim; or
(b) the sum of $750. All such Allowed Convenience Claims shall be paid upon the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent or Plan Administrator may agree.

         5.6 CLASS 6 - GENERAL UNSECURED CLAIMS.

              5.6.1 IMPAIRMENT AND VOTING. Class 6 is impaired by the Plan and all such holders of Allowed General Unsecured Claims are entitled to vote on the Plan.

              5.6.2 DISTRIBUTIONS. Each holder of an Allowed Claim in Class 6 shall be paid a Pro Rata portion of the Net Distributable Cash upon the latest of: (a) the Initial Distribution Date, or as soon thereafter as practicable; (b) such date as may be fixed by the Bankruptcy Court, or as soon thereafter as practicable; (c) the tenth Business Day after such Claim is Allowed, or as soon thereafter as practicable; and (d) such date as the holder of such Claim and the Disbursing Agent or Plan Administrator may agree.

         5.6.3 SPECIAL PROVISIONS REGARDING THE NOTES.

              5.6.3.1 ALLOWANCE OF NOTE CLAIMS. On the Confirmation Date, all Note Claims are deemed Allowed in the aggregate principal amount of the Note Claims outstanding as of the Petition Date, plus accrued and unpaid interest at the non-default rate in accordance with the Indenture up to but not including the Petition Date.

              5.6.3.2 INDENTURE TRUSTEE AS DISBURSING AGENT. Subject to the Debtors and the Indenture Trustee reaching mutually acceptable terms, the Indenture Trustee shall serve as the Disbursing Agent for Disbursements made to holders of Allowed Note Claims in Class 6.

              5.6.3.3 SURRENDER OF SECURITIES OR DEBT INSTRUMENTS. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a Debt Instrument evidencing an Allowed Note Claim shall surrender or cause to be surrendered such Debt Instrument to the Indenture Trustee. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such Debt Instrument is received by the Indenture Trustee, or the unavailability of such Debt Instrument is reasonably established to the Indenture Trustee's satisfaction. If any holder of an Allowed Note Claim seeks to establish the unavailability of the Debt Instrument evidencing such Claim, the Indenture Trustee shall, within the first Business Day 30 days after receipt of the holder's evidence of unavailability and statement of indemnity to Reorganized Drug Emporium and the Indenture Trustee: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity, if any; or (b) pay the Note Claim as set forth in subparagraph 5.6.2. Any such holder who fails to surrender or cause to be surrendered such Debt Instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Indenture Trustee and Reorganized Drug Emporium before the first anniversary of the Effective Date shall be deemed to have forfeited all rights and Claims in respect of such Debt Instrument and shall not participate in any distribution under the Plan, and all property in respect of such forfeited distribution, including interest accrued on such distribution, shall revert to Reorganized Drug Emporium notwithstanding any federal or state escheat laws to the contrary.

              5.6.3.4 CANCELLATION OF NOTES. As of the Effective Date, all Notes, and all agreements, instruments, and other documents evidencing the Notes and the rights of the holders of Notes, shall be automatically canceled, extinguished, and deemed void (all without further action by any Person), and all obligations of any Person, including the Debtor, under such instruments and agreements shall be deemed fully and finally satisfied, released, and discharged.

              5.6.3.5 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the transfer ledgers of the Indenture Trustee shall be closed, and no further changes in the record holders of the Notes shall be permitted. Reorganized Drug Emporium and the Indenture Trustee shall have no obligation to recognize any transfer of Notes occurring after the Distribution Record Date. Reorganized Drug Emporium and the Indenture Trustee shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the transfer ledgers of the Indenture Trustee as of the close of business on the Distribution Record Date.

              5.6.3.6 DELIVERY OF DISTRIBUTIONS TO HOLDERS OF NOTES. Distributions shall be made by the Indenture Trustee to holders of Notes in accordance with the Plan at the addresses contained in the official records of the Indenture Trustee. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until Reorganized Drug Emporium and the

Indenture Trustee are notified of such holder's then current address. Undeliverable distributions shall be returned to the Indenture Trustee, until such distributions are claimed. All claims for undeliverable distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed property shall revert to Reorganized Drug Emporium and the Claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

              5.6.3.7 CANCELLATION OF INDENTURE. On the Effective Date, except to the extent provided otherwise in the Plan, the Indenture shall be deemed to be canceled, and the obligations of the Debtors thereunder, except for the obligation to indemnify the Indenture Trustee, shall be discharged; provided, however, that the Indenture or other agreement that governs the rights of the holders of Notes and that is administered by the Indenture Trustee, an agent or services, shall continue in effect solely for the purposes of (a) allowing such Indenture Trustee, as Disbursing Agent, to make distributions to holders of Notes under the Plan and (b) permitting such Indenture Trustee to maintain any rights or liens it may have for fees, costs, and expenses under such Indenture or other agreement.

         5.7 NOTE SECURITIES CLAIMS.

              5.7.1 SUBORDINATION. Pursuant to the Plan and Section 510 of the Bankruptcy Code, all Note Securities Claims shall be subordinated, for distribution and all other purposes, to the Claims of all other Creditors in Classes 1 through 6 under the Plan.

              5.7.2 IMPAIRMENT AND VOTING. Holders of Allowed Note Securities Claims shall not receive or retain any property under the Plan. Class 7 is impaired by the Plan and is deemed to reject the Plan.

         5.8 CLASS 8 - EQUITY INTERESTS AND EQUITY RELATED CLAIMS.


              5.8.1 IMPAIRMENT AND VOTING. Class 8 is impaired by the Plan; consequently, all holders of Allowed Equity Interests and Equity Related Claims are entitled to vote on the Plan.

              5.8.2 DISTRIBUTIONS. In full and final satisfaction of all Allowed Equity Interests and Allowed Equity Related Claims, subject to the provisions of
Section 5.8.6, on the Effective Date, or as soon thereafter as practicable, each holder of an Allowed Equity Interest and Allowed Equity Related Claim shall receive its Pro Rata portion of $250,000 in Cash. Only those holders of Equity Related Claims whose Claims are Allowed as of the Effective Date shall be entitled to receive a Distribution on account of such Claims. No Distribution shall be made on account of any Equity Related Claims not Allowed as of the Effective Date.

              5.8.3 DISTRIBUTION RECORD DATE. At the close of business on the Distribution Record Date, the stock transfer ledgers of Drug Emporium shall be closed, and there shall be no further changes in the record holders of Equity Interests. Reorganized Drug Emporium and the Disbursing Agent shall have no obligation to recognize any transfer of such Equity Interests occurring after the Distribution Record Date. The Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the stock transfer ledgers as of the close of business on the Distribution Record Date.

              5.8.4 SURRENDER OF SECURITIES. On or before the Distribution Date, or as soon thereafter as practicable, each holder of a security evidencing an Allowed Equity Interest shall surrender such security to the Disbursing Agent. No distribution of property under the Plan shall be made to or on behalf of any such holder unless and until such security is received by the Disbursing Agent or the unavailability of such security is reasonably established to the satisfaction of the Disbursing Agent and Reorganized Drug Emporium. If any holder of Allowed Equity Interests seeks to establish the unavailability of such security evidencing such Equity Interests, the Disbursing Agent shall, within the first Business Day 30 days after receipt of the holders' evidence of unavailability and statement of indemnity of the Disbursing Agent and Reorganized Drug
Emporium: (a) provide the holder, in writing, with a detailed description regarding the unacceptability of such evidence and statement of indemnity; or
(b) deliver to Reorganized Drug Emporium a notice of compliance and distribute to such holder its Pro Rata portion of the distribution to Class 8. Any such holder who fails to surrender or cause to be surrendered such security or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent and Reorganized Drug Emporium before the first anniversary of the Effective Date shall be deemed to have forfeited all rights in respect of such security and shall not participate in any distribution under the Plan, and all property in respect of such forfeited Distribution, including dividends accrued on that Distribution, shall revert to Reorganized Drug Emporium notwithstanding any federal or state escheat laws to the contrary.

              5.8.5 DELIVERY OF DISTRIBUTIONS. Distributions shall be made by the Disbursing Agent to holders of Allowed Equity Interests in accordance with the Plan at the addresses contained in the official stock transfer records of Reorganized Drug Emporium. If any holder's distribution is returned as undeliverable, no further Distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all required Distributions shall be made to such holder. Undeliverable Distributions shall be returned to Reorganized Drug Emporium until such Distributions are claimed. All claims for undeliverable Distributions shall be made on or before the first anniversary of the Effective Date. After such date, all unclaimed Distributions shall revert to Reorganized Drug Emporium and the Claim of any holder of an Allowed Equity Interest or successor to such holder with respect to such Distribution shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

              5.8.6 ALTERNATIVE TREATMENT. If: (a) the Bankruptcy Court determines that the treatment of, and distributions to, Class 8 under the Plan violates the provisions of Section 1129(b) of the Bankruptcy Code (to the extent such provisions apply); or (b) Class 8 does not vote to accept the Plan; then all Equity Interests and Equity Related Claims shall be canceled and extinguished on the Confirmation Date without further action under any applicable agreement, law, regulation, order, or rule, and the holders of Equity Interests and Equity Related Claims shall not receive or retain any rights, property, or distributions on account of their Equity Interests or Equity Related Claims.

                     ARTICLE 6. IMPLEMENTATION OF THE PLAN

         6.1 ACQUISITION BY SNYDER'S.

              6.1.1 CANCELLATION OF EQUITY INTERESTS. As of the Effective Date, any Equity Interests shall be cancelled and terminated. The holders of Equity Interests shall not receive any equity or other interest in Reorganized Drug Emporium. Except as otherwise provided in the Plan, the holders of Equity Interests shall not receive any other consideration in exchange for cancellation of Equity Interests.

              6.1.2 ISSUANCE OF NEW COMMON STOCK. In exchange for Snyder's payment of the Purchase Price, as defined in Section 2.2 of the Reorganization Agreement, Reorganized Drug Emporium shall, on the Effective Date, issue to Snyder's the New Common Stock.

              6.1.3 PRIVATE COMPANY STATUS. Following the Effective Date, Reorganized Drug Emporium shall terminate its registration under the Exchange Act and Reorganized Drug Emporium shall no longer file reports with the SEC or otherwise be subject to the reporting requirements under the Exchange Act.

              6.1.4 CERTIFICATE OF INCORPORATION AND BY-LAWS. As of the Effective Date and without any further action by the stockholders or directors of Drug Emporium or Reorganized Drug Emporium, Drug Emporium's Certificate of Incorporation and By-Laws shall be amended and restated, the terms of which shall provide for, among other things, the authorization of all acts necessary to implement this Plan including, without limitation, the issuance of the New Common Stock. After the Effective Date, Reorganized Drug Emporium may amend and restate its Certificate of Incorporation and By-Laws as permitted by applicable law.

              6.1.5 DEBTORS' DIRECTORS AND OFFICERS. The existing directors of the Debtors immediately prior to the Effective Date shall be deemed terminated without cause as of the Effective Date. Unless retained by Reorganized Drug Emporium, the existing officers of the Debtors immediately prior to the Effective Date shall be deemed terminated without cause as of the Effective Date.

         6.2 FUNDING OF THE PLAN. Funds to be used to make Cash payments under the Plan shall derive from five primary sources: (a) operation of the Debtors' business prior to the Effective Date; (b) the proceeds of any sale of assets of the Debtors outside the ordinary course of business; (c) Net Litigation Recovery; (d) Purchase Proceeds; and (e) the Exit Financing Facility.

              6.2.1 PAYMENT OF PURCHASE PROCEEDS. Purchase Proceeds shall be due and payable by Snyder's when and as provided in the Reorganization Agreement.

              6.2.2 EXIT FINANCING FACILITY. On or before the Effective Date, Exit Financing Facility shall have been obtained, which shall have been approved by separate, prior Final Order of the Bankruptcy Court. The Exit Financing Facility, among other things, shall (a) be effective on the Effective Date; (b) be a senior secured facility; (c) be of sufficient amount to satisfy the Debtors' outstanding obligations to any DIP Lender pursuant to a DIP Financing Order, as provided in Paragraph 3.7, as well as to provide sufficient liquidity for Reorganized Drug Emporium to operate in the ordinary course of its business; and, (d) contain terms and conditions in form and substance acceptable to Snyder's.

         6.3 PLAN ADMINISTRATION.

              6.3.1 APPOINTMENT OF PLAN ADMINISTRATOR AND OVERSIGHT COMMITTEE; TERMINATION OF COMMITTEE. On the Confirmation date, the Plan Administrator and the Oversight Committee will be appointed.

              6.3.2 TERMINATION OF COMMITTEE. The Committee shall continue to serve beyond the Confirmation Date until the later of:

                 (a) The date on which the Committee and Snyder's reach agreement as to any adjustments to the Purchase Price pursuant to Sections 2.2(a), 2.3 and 2.4 of the Reorganization Agreement;

                 (b)    The date of a Final Order of the Bankruptcy
              Court resolving any dispute between the Committee and Snyder's as to any adjustments to the Purchase Price pursuant to Sections 2.2(a), 2.3 and 2.4 of the Reorganization Agreement.

              6.3.3 PRESERVATION OF LITIGATION CLAIMS. In accordance with
Section 1123(b)(3) of the Bankruptcy Code, and except as otherwise expressly provided in the Plan, all Litigation Claims are retained and reserved for the benefit of holders of Allowed Claims.

              6.3.4 PLAN ADMINISTRATOR AS ESTATES' REPRESENTATIVE. Subject to the provisions of the Plan and the Plan Administration Agreement, and in accordance with Section 1123(b)(3)(B) of the Bankruptcy Code, the Plan Administrator shall serve as the Estates' representative with full power and authority to:

                 (a) prosecute, enforce, compromise, settle, release, or otherwise dispose of, any and all claims, defenses, counterclaims, setoffs, and recoupments belonging to the Debtors or the Estates, and shall be the successor-in-interest to the Debtors with respect to any action commenced by the Debtors prior to the Effective Date;

                 (b)    administer and distribute all Net Litigation
              Recovery for the benefit of holders of Allowed Claims in Classes 5 and 6;

                 (c) prosecute, defend, compromise, settle, release or otherwise resolve Disputed Claims;

                 (d) administer and distribute all Purchase Proceeds to holders of Allowed Claims in Classes 5 and 6; and,

                 (e) pay certain Professional Fees incurred after the Confirmation date pursuant to Section 3.6.1 of the Plan.

              6.3.5 DISTRIBUTIONS. On the Initial Distribution Date, or as soon thereafter as practical, the Plan Administrator shall effect a Distribution to holders of Allowed Claims in Classes 5 and 6 that, as of the date of the Distribution, have not otherwise been paid or satisfied. The Plan Administrator shall, from time to time thereafter, in exercise of the Plan Administrator's business judgment, make subsequent Distributions to any holders of Allowed Claims in Classes 5 and 6 not previously paid as contemplated in the Plan. The Plan Administrator shall continue to make such periodic Distributions until such time as the Plan Administrator has resolved all Disputed Claims, has distributed all available Cash and determines in his or her business judgment that any remaining Litigation Claims are of such remote, speculative or inconsequential value that there is not likely to be a Net Litigation Recovery associated with such claims, or that any Net Litigation Recovery that may be realized will likely be outweighed by the subsequent cost associated with a Distribution.

              6.3.6 PERIODIC REPORTS OF PLAN ADMINISTRATOR. Beginning with the date thirty (30) days following the Effective Date, and continuing monthly thereafter, the Plan Administrator shall provide written reports to the Oversight Committee which will contain, at least, the following information, as well as any additional information requested by the Oversight Committee:

                 (a) the amount of any Net Litigation Recovery during the reporting period;

                 (b)    the costs of the Plan Administrator and
              Oversight Committee, including any Professional Fees, accrued and/or paid during the Reporting Period;

                 (c) the terms of any settlement or compromise of any material Litigation Claims and Disputed Claims during the reporting period;

                 (d) a list of any material Litigation Claims or Disputed Claims that remain pending at the end of the reporting period; and,

                 (e) the beginning and ending amounts of any Cash held as a Distribution Reserve during the reporting period.

              6.3.7 DUTIES OF THE OVERSIGHT COMMITTEE. The Oversight Committee shall review the activities and performance of and advise the Plan Administrator, and will have authority, subject to the provisions of the Plan Administration Agreement and Bankruptcy Court approval, to replace the Plan Administrator. Any vacancy on the Oversight Committee shall be filled as soon as practical, subject to the provisions of the Plan Administration Agreement.

              6.3.8 DISPUTE RESOLUTION. In the event of a dispute between the Plan Administrator and the Oversight Committee involving an allegation that either party has failed to act in a manner consistent with the Plan or the Plan Administration Agreement, or is in breach of any applicable fiduciary duty, the parties shall meet and confer and attempt to reach a consensual resolution of the dispute. Should a consensual resolution not be reached, either party may seek appropriate relief from the Bankruptcy Court, and the Bankruptcy Court shall retain jurisdiction to resolve such disputes.

              6.3.9 TERM OF SERVICE. The Plan Administrator and Oversight Committee shall continue to serve until such time as the Plan Administrator has made a final Distribution, as provided for in Section 6.3.5, and the Plan Administrator and has submitted to and obtained approval for from the Bankruptcy Court a final report containing the information described in Section 6.3.6 for the entire period of the Plan Administrator's tenure.

              6.3.10 LIMITATIONS ON PLAN ADMINISTRATOR'S AND OVERSIGHT COMMITTEE'S LIABILITY. Subject to applicable law, neither the Plan Administrator nor the members of the Oversight Committee shall be liable for any act or omission while acting in good faith and in the exercise of reasonable business judgment; nor shall the Plan Administrator or any member of the Oversight Committee be liable in any event except for their own gross negligence, willful fraud or other willful misconduct. The foregoing limitation of liability shall apply equally to the agents, employees or Professionals of the Plan Administrator or Oversight Committee acting on behalf of the Plan Administrator or Oversight Committee in discharge of their duties hereunder.

              ARTICLE 7. EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1 EXECUTORY CONTRACTS. All executory contracts set forth on the schedule of assumed executory contracts filed with the Bankruptcy Court as part of the Plan Supplement, pursuant to Section 10.2 of the Reorganization Agreement, that exist between the Debtors and any Person shall be deemed assumed by Reorganized Drug Emporium, as of the Effective Date, except for any executory contract: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date or (ii) as to which a motion for approval of the rejection of such executory contract, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

         7.2 UNEXPIRED LEASES. All unexpired leases set forth on the schedule of assumed leases filed with the Bankruptcy Court as part of the Plan Supplement, pursuant to Section 10.2 of the Reorganization Agreement, that exist between the Debtors and any Person shall be deemed assumed by Reorganized Drug Emporium, as of the Effective Date, except for any unexpired lease: (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date; or (ii) as to which a motion for approval of the rejection of such unexpired lease, if applicable, has been filed with the Bankruptcy Court prior to the Confirmation Date.

         7.3 DEEMED REJECTION. All executory contracts and unexpired leases not specified on the schedule of assumed contracts and leases filed with the Bankruptcy Court as part of the Plan Supplement, pursuant to Section 10.2 of the Reorganization Agreement, and not either (a) assumed or rejected pursuant to a Final Order entered on or before the Effective Date, or (b) the subject of a pending motion to assume or an order that has not yet become a Final Order as of the Effective Date, shall be deemed rejected as of the Effective Date.

         7.4 APPROVAL OF ASSUMPTION OR REJECTION. Entry of the Confirmation Order shall constitute: (i) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts and unexpired leases assumed pursuant to the Plan or otherwise during the Chapter 11 Cases; and (ii) the approval, pursuant to Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to the Plan or otherwise during the Chapter 11 Cases. Notwithstanding anything contained herein to the contrary, and subject to the provisions of the Reorganization Agreement, the Debtors shall have the right to add or delete any executory contract or unexpired lease that is initially an assumed executory contract or an assumed unexpired lease on the schedules filed with the Bankruptcy Court as part of the Plan Supplement.

         7.5 CURE OF DEFAULTS. On the Effective Date or as soon thereafter as is practicable, Reorganized Drug Emporium, shall Cure any defaults under any executory contract or unexpired lease assumed pursuant to this Plan in accordance with Section 365(b)(1) of the Bankruptcy Code.

         7.6 POST-PETITION DATE CONTRACTS AND LEASES. Executory contracts and unexpired leases entered into and other obligations incurred after the Petition Date by the Debtors shall be performed by the Debtors or Reorganized Drug Emporium, as applicable, in the ordinary course of their business.

         7.7 BAR DATE. All proofs of claims with respect to Claims arising from the rejection of any executory contract or unexpired lease shall be filed with the Bankruptcy Court no later than thirty (30) days after the Confirmation Date. Any Claim not filed within such time shall be forever barred.

         7.8 INDEMNIFICATION OBLIGATIONS. Any obligations of Drug Emporium to indemnify any Person serving as a fiduciary of any employee benefit plan or employee benefit program of Drug Emporium, under charter, by-laws, contract, or applicable state law shall be deemed to be, and shall be treated as, an executory contract and assumed by Reorganized Drug Emporium on the Confirmation Date. Any obligation of Drug Emporium to indemnify, reimburse, or limit the liability of any Person, including but not limited to any officer or director of Drug Emporium or its Subsidiaries, or any agent, professional, financial advisor, or underwriter of any securities issued by Drug Emporium, relating to any acts or omissions occurring before the Petition Date, whether arising pursuant to charter, by-laws, contract or applicable state law, shall be deemed to be, and shall be treated as, an executory contract and shall be deemed to (i) be rejected, canceled, and discharged pursuant to the Plan as of the Confirmation Date; and (ii) any and all Claims resulting from such obligations are disallowed under Section 502(e) of the Bankruptcy Code. Notwithstanding any of the foregoing, nothing contained in the Plan impacts, impairs or prejudices the rights of any Person covered by any applicable D&O Policy with respect to such policy or policies. Moreover, subject to the provisions of the Reorganization Agreement, Reorganized Drug Emporium shall maintain in force for a period of 2 years following the Effective Date appropriate D&O Policies covering pre-Effective Date directors and officers of the Debtors and containing substantially the same provisions and limits of coverage as the policies that were in force on the Petition Date.

                        ARTICLE 8. CONDITIONS PRECEDENT

         8.1 CONDITIONS TO CONFIRMATION. The following are conditions precedent to confirmation of this Plan:

                  (a) The Reorganization Agreement has not been terminated;

                  (b) The Bankruptcy Court shall have entered Final Order approving the Disclosure Statement with respect to this Plan.

                  (c) The Confirmation Order has been entered in form and substance reasonably acceptable to the Debtors and Snyder's.

                  (d) The Confirmation Order:

                      (i) contains only provisions that are nonseverable and
                  mutually dependent;

                      (ii) provides that all executory contracts or unexpired
                  leases assumed by Reorganized Drug Emporium during the Chapter 11 Cases or under this Plan shall remain in full force and effect for the benefit of Reorganized Drug Emporium notwithstanding any provision in such contract or lease (including those described in Sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

                      (iii) except as expressly provided in this Plan,
                  discharges the Debtors as of the Confirmation Date from all Claims and any "debt" (as that term in defined in Section 101(12) of the Bankruptcy Code) that arose on or before the Confirmation Date, and the Debtors' liability in respect of such Claims and debts shall be extinguished completely, whether reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or under this Plan, or obligation of the Debtors incurred before the Confirmation Date, or from the Debtors' conduct before the Confirmation Date, or that otherwise arose before the Confirmation Date including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                      (iv) does not provide for the liquidation of all or
                  substantially all of the Debtors' property and Confirmation must not likely be followed by the liquidation of Reorganized Drug Emporium or the need for further financial reorganizations; and,

                      (v) in accordance with Section 1123(b)(3)(B) of the
                  Bankruptcy Code, appoints the Disbursing Agent, approves the Plan Administration Agreement and specifically appoints the Plan Administrator and Oversight Committee in accordance with the Plan.

         8.2 CONDITIONS TO EFFECTIVENESS. The following are conditions precedent to the occurrence of the Effective Date:

                  (a) The Confirmation Date has occurred;

                  (b) The Confirmation Order is a Final Order, except that the Debtors reserve the right to cause the Effective Date to occur notwithstanding the pendency of an appeal of the Confirmation Order, under circumstances that would moot such appeal;

                  (c) No request for revocation of the Confirmation Order under
         Section 1144 of the Bankruptcy Code has been made, or, if made, remains pending;

                  (d) The Bankruptcy Court in the Confirmation Order has approved the retention of jurisdiction provisions in ARTICLE 12 of the Plan;

                  (e) All documents necessary to implement the transactions contemplated by this Plan are made in form and substance reasonably acceptable to the Debtors, Snyder's and any Committee;

                  (f) The Disbursing Agent retains sufficient Cash on the Effective Date to make required distributions to holders of Allowed Claims on the Effective Date; and,

                  (g) Reorganized Drug Emporium receives all regulatory approvals including, if applicable, HSR Act approval, which have become final and nonappealable or any period of objection by regulatory authorities has expired, as applicable, and all other material approvals, permits, authorization, consents, licenses, and agreements from other third parties necessary or appropriate to permit the transactions contemplated by the Plan and any related agreements and to permit Reorganized Drug Emporium to carry on its business after the Effective Date in a manner consistent in all material respects with the manner in which it was carried on before the Effective Date (collectively, the "Approvals"). The Approvals must not contain any condition or restriction that materially impairs Reorganized Drug Emporium's ability to carry on its business in a manner consistent in all respects with the manner as proposed to be carried on by Reorganized Drug Emporium under the Plan.

                  (h) Reorganized Drug Emporium has secured and obtained Bankruptcy Court approval for an Exit Financing Facility consistent with Section 6.2.1.

         8.3 WAIVER OF CONDITIONS. Subject to the Reorganization Agreement, the conditions to Confirmation and the Effective Date may be waived in whole or in part by the Debtors at any time without notice, an order of the Bankruptcy Court, or any further action other than proceeding to Confirmation and consummation of the Plan.

                ARTICLE 9. NON-ALLOWANCE OF PENALTIES AND FINES

Except as expressly provided for in the Plan, no distribution shall be made under this Plan on account of, and no Allowed Claim (whether Secured, Unsecured, Priority or Administrative) shall include, any fine, penalty, or exemplary or punitive damages relating to or arising from any default or breach by the Debtors, and any Claim on account of such fine, penalty, or exemplary or punitive damages shall be deemed to be disallowed, whether or not an objection is filed to such Claim.

              ARTICLE 10. TITLE TO PROPERTY; DISCHARGE; INJUNCTION

         10.1 REVESTING OF ASSETS. Subject to the provisions of this Plan, the property of the Estates of the Debtors shall vest in Reorganized Drug Emporium on the Effective Date. As of the Effective Date, all such property shall be free and clear of all liens, Claims, and Equity Interests, except as otherwise provided in this Plan. From and after the Effective Date, Reorganized Drug Emporium may operate its business, and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code, including the employment of, and payment to, Professionals, except as otherwise provided in the Plan or the Confirmation Order.

         10.2 DISCHARGE. Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on General Unsecured Claims from the Petition Date and termination of all Equity Interests. Except as provided in the Plan or the Confirmation Order, Confirmation: (a) discharges the Debtors and Reorganized Drug Emporium from all Claims or other debts that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not: (i) a proof of claim based on such debt is filed or deemed filed under
Section 501 of the Bankruptcy Code; (ii) a Claim based on such debt is Allowed under Section 502 of the Bankruptcy Code; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminates all Equity Interests and other rights of Equity Interests in the Debtor except as expressly provided in the Plan.

         10.3 INJUNCTION. Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Equity Related Claim, or other right of an equity security holder that is terminated under the Plan are permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts, liabilities, or terminated Equity Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors or Reorganized Drug Emporium (including any officer or director acting as a representative of the Debtors or Reorganized Drug Emporium); (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order against the Debtors, Reorganized Drug Emporium, or their respective property; (c) creating, perfecting, or enforcing any lien or encumbrance against the Debtors, Reorganized Drug Emporium, or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability, or obligation due to the Debtors, Reorganized Drug Emporium, or their respective property; and (e) commencing or continuing any action, in any manner, in any place, that does not comply with or is inconsistent with the provisions of the Plan or the Bankruptcy Code.

         10.4 EXCULPATION. None of the Debtors or Reorganized Drug Emporium, or any of their respective officers, directors, employees, advisors, attorneys, or agents, have or may incur any liability to any holder of a Claim or Equity Interest, including the holder of any Equity Related Claim, or any other party in interest, or any of their respective members or former members, agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and execution of the prepetition Reorganization Agreement, the negotiation and pursuit of Confirmation of the Plan, or the consummation of the Plan, or the administration of the Plan except for their acts or omissions constituting willful misconduct, as finally determined by a court of competent jurisdiction and in all respects are entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan or in the context of the Chapter 11 Cases. No holder of a Claim, Equity Interest, or Equity Related Claim, or any other party in interest, including their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, have any right of action against the Debtors or Reorganized Drug Emporium, or any of their respective officers, directors, employees, advisors, attorneys, or agents, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the negotiation and execution of the prepetition Restructuring Agreement, the negotiation and pursuit of Confirmation of the Plan, the consummation of the Plan, or the administration of the Plan, except for their acts or omissions constituting willful misconduct as finally determined by a court of competent jurisdiction. In addition, as of the Effective Date, the Debtors shall be deemed to have released its current and prior directors and officers from any claims or causes of action the Debtors may have against such parties, unless such claims or causes of action arise out of acts or omissions by such parties constituting willful misconduct.

         10.5 PRESERVATION OF INSURANCE. The Debtor's discharge and release from Claims as provided in the Plan, except as necessary to be consistent with this Plan, do not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtor or any other Person.

                     ARTICLE 11. RETENTION OF JURISDICTION

         11.1 JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court retains such jurisdiction over the Consolidated Chapter 11 Cases after the Effective Date as is legally permissible including, without limitation, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate, or establish the priority or secured or unsecured status of any Claim, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the allowance or priority of Claims;

                  (b) Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized under the Bankruptcy Code or the Plan;

                  (c) Resolve any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtors are parties and to hear, determine and, if necessary, liquidate, any Claims arising from, or cure amounts related to, such assumption or rejection;

                  (d) Ensure that distributions to holders of Allowed Claims are accomplished in accordance with the Plan;

                  (e) Decide or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters and grant or deny any applications or motions involving the Debtors that may be pending on the Effective Date;

                  (f) Enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement, except as otherwise provided in the Plan;

                  (g) Resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or any Person's obligations incurred in connection with the Plan;

                  (h) Modify the Plan before or after the Effective Date under
         Section 1127 of the Bankruptcy Code or modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Plan Supplement, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement, or the Plan Supplement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                  (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan, except as otherwise provided in the Plan;

                  (j) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

                  (k) Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order except as otherwise provided in the Plan;

                  (l) Enter an order closing the Chapter 11 Cases;

                  (m) Adjudicate the Avoidance Actions, the Litigation Claims (including those to be initiated and prosecuted by the Plan Administrator as the Consolidated Estate's representative under Section 1123(b)(3)(B) of the Bankruptcy Code), and any other cause of action or claims of the Debtors; and,

                  (n) Resolve any disputes between the Plan Administrator and the Oversight Committee.

                  ARTICLE 12. AMENDMENT AND WITHDRAWAL OF PLAN

         12.1 AMENDMENT OF THE PLAN. Subject to the provisions of the Reorganization Agreement, at any time before the Confirmation Date, the Debtors may alter, amend, or modify the Plan or the Plan Supplement under Section 1127(a) of the Bankruptcy Code provided that such alteration, amendment, or modification does not materially and adversely affect the treatment and rights of the holders of General Unsecured Claims (including holders of the Notes) under this Plan. After the Confirmation Date and before substantial consummation of the Plan as defined in Section 1101(2) of the Bankruptcy Code, the Debtors may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, the Plan Supplement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially and adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or applicable order of the Bankruptcy Court.

         12.2 REVOCATION OR WITHDRAWAL OF THE PLAN. Subject to the provisions of the Reorganization Agreement, the Debtors reserve the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Plan is withdrawn or revoked, then the Plan shall be deemed null and void and nothing contained in the Plan shall be deemed a waiver of any Claims by or against the Debtors or any other Person in any further proceedings involving the Debtors or an admission of any sort, and this Plan and any transaction contemplated by this Plan shall not be admitted into evidence in any proceeding.

                           ARTICLE 13. MISCELLANEOUS

         13.1 FILING OF OBJECTIONS TO CLAIMS. After the Effective Date, objections to Administrative Expense Claims and all other Claims may be made and objections to Administrative Expense Claims and Claims made before the Effective Date may be pursued by the Plan Administrator or any other Person properly entitled to do so after notice to Reorganized Drug Emporium and approval by the Bankruptcy Court. Any objections to Administrative Expense Claims and Claims made after the Effective Date shall be filed and served on the holders of such Administrative Expense Claims and Claims not later than 90 days after the Effective Date or such later date as may be approved by the Bankruptcy Court.

         13.2 SETTLEMENT OF OBJECTIONS AFTER EFFECTIVE DATE. From and after the Effective Date, the Plan Administrator may litigate to Final Order, propose settlements of, or withdraw objections to, all pending or filed Disputed Claims or Litigation Claims and may settle or compromise any Disputed Claim or Litigation Claim without notice and a hearing and without approval of the Bankruptcy Court.

         13.3 DISTRIBUTION RESERVE. In order to facilitate Pro Rata distributions to holders of Allowed Claims, and if there are Disputed Claims in any Class, the Plan Administrator shall set aside in a separate, designated, interest-bearing reserve account the payments or distributions applicable to such Disputed Claims as if such Disputed Claims were Allowed Claims, pending the allowance or disallowance of such Disputed Claims. Such funds held in reserve may be used first to satisfy the reasonable costs, expenses, and fees incurred by the (a) Plan Administrator or other Disbursing Agent in administering distributions, (b) the Plan Administrator in prosecuting Litigation Claims and
(c) the Plan Administrator in objecting to, litigating, and settling Disputed Claims. If the Plan Administrator wishes to deposit or hold a lesser amount than required under this section and is unable to reach an agreement with the holder of the Disputed Claim or the Disbursing Agent, as the case may be, on the amount to be deposited or held, the Bankruptcy Court shall fix the amount after notice and hearing. Upon Final Order with respect to a Disputed Claim, the holder of such Disputed Claim, to the extent that Claim has been determined to be an Allowed Claim, shall receive from the Plan Administrator or Disbursing Agent that payment or distribution to which it would have been entitled if the portion of the Claim so Allowed had been Allowed as of the Effective Date. Such payment or distribution shall be made as soon as practical after the order Allowing the Claim has become a Final Order. The balance of the amount held by the Plan Administrator or Disbursing Agent after such payment applicable to a previously Disputed Claim that has been disallowed in whole or in part, shall be distributed Pro Rata amongst the holders of Allowed Claims in Class 6 or continue to be held by the Plan Administrator or Disbursing Agent with regard to Disputed Claims not yet resolved.

         13.4 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS; TIMING. The Debtors shall be authorized and directed to execute, deliver, file, or record such contracts, instruments, releases, and other agreements or documents, and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan, the Plan Supplement, the Reorganization Agreement, and any securities issued in accordance with the Plan. All transactions required to occur on the Effective Date under the terms of the Plan shall be deemed to have occurred simultaneously.

         13.5 EXEMPTION FROM TRANSFER TAXES. In accordance with Section 1146(c) of the Bankruptcy Code: (a) the issuance, distribution, transfer, or exchange of the New Common Stock or other Estate property; (b) the creation, modification, consolidation, or recording of any deed of trust or other security interest, the securing of additional indebtedness by such means or by other means in furtherance of, or connection with, this Plan or the Confirmation Order; (c) the making, assignment, modification, or recording of any lease or sublease; or (d) the making, delivery, or recording of a deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, the Confirmation Order, or any transaction contemplated above, or any transactions arising out of, contemplated by, or in any way related to, the foregoing shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act or real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment and the appropriate state or local government officials or agents shall be directed to forego the collection of any such tax or assessment and to accept for filing or recordation any of the foregoing instruments or other documents without the payment of any such tax or assessment.

         13.6 BINDING EFFECT. The Plan shall be binding on, and shall inure to the benefit of, the Debtors and the holders of all Claims and Equity Interests, including the holders of Equity Related Claims, and their respective successors and assigns.

         13.7 GOVERNING LAW. Except to the extent that the Bankruptcy Code or other federal law is applicable or as provided in any document contained in the Plan Supplement, the rights, duties and obligations of the Debtors and any other Person arising under the Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Ohio, without giving effect to Ohio's choice of law provisions.

         13.8 MODIFICATION OF PAYMENT TERMS. The Plan Administrator may modify the treatment of any Allowed Claim or Equity Interest in any manner adverse only to the holder of such Claim or Equity Interest at any time after the Effective Date upon the prior written consent of the holder whose Allowed Claim or Equity Interest treatment is being adversely affected.

         13.9 SETOFFS. The Debtors, Reorganized Drug Emporium, or the Plan Administrator may, but are not required to, set off or recoup against any Claim or Equity Interest and the payments or other distributions to be made under the Plan in respect of such Claim, claims of any nature whatsoever that arose before the Petition Date that the Debtors may have against the holder of such Claim or Equity Interest to the extent such Claims may be set off or recouped under applicable law, but neither the failure to do so nor the Allowance of any Claim or Equity Interest under the Plan shall constitute a waiver or release by the Debtors or Reorganized Drug Emporium of any such claim that it may have against such holder.

         13.10 NOTICES. Any notice required or permitted to be provided under the Plan shall be in writing and served by either: (a) certified mail, return receipt requested, postage prepaid; (b) hand delivery; (c) reputable overnight courier service, freight prepaid; or (d) by fax; addressed as follows:

         If to the Debtors:    Drug Emporium, Inc.
                               155 Hidden Ravines Drive
                               Powell, Ohio 43065
                               Attn: David L. Kriegel, Chairman and Chief
                               Executive Officer
                               Fax: (740) 548-6651

                   Copy to: SQUIRE, SANDERS & DEMPSEY, L.L.P. 40 N. Central Avenue, Suite 2700 Phoenix, Arizona 85004
                               Attn:    Craig D. Hansen, Esq.
                                        Daniel E. Garrison, Esq.
                               Fax: (602) 253-8129

            If to Snyder's:    Snyder's Drug Stores, Inc.
                               14525 Highway 7
                               Minnetonka, MN 55345
                               Attn: Gordon Barker, Chairman and Chief
                               Executive Officer
                               Fax: (952) 936-2555

                   Copy to:    Dorsey & Whitney LLP
                               Pillsbury Centre South
                               220 South 6th Street
                               Minneapolis, MN 55402
                               Attn: Elizabeth Hinck, Esq.
                               Fax:  (612) 340-2868

            If to the Committee:





                   Copy to:





                   If to Fleet:  FLEET RETAIL FINANCE, INC.
                                 [Address]

                                 RIEMER & BRAUNSTEIN, LLP
                                 Three Center Plaza
                                 Boston, Massachusetts 02108
                                 Attn: David S. Berman, Esq.
                                 Fax: (617) 880-3456

     If to the Plan Administrator:  [Address]


         13.11 DELIVERY OF NOTICES. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted in accordance with this Plan, such communication shall be deemed delivered by the next noon at point of arrival occurring on a Business Day following transmission; if sent by overnight courier in accordance with this Plan, such communication shall be deemed delivered within twenty-four hours of deposit with such courier or noon of the first Business Day following such deposit, whichever first occurs; and if sent by U.S. Mail in accordance with this Plan, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service; or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Plan may change its address for the purposes of this Plan by giving notice of such change in accordance with this section.

         13.12 SEVERABILITY. If any provision of this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, if this Plan is found by the Bankruptcy Court to be invalid, illegal or unenforceable, or if this Plan cannot be Confirmed under Section 1129 of the Bankruptcy Code, the Bankruptcy Court, at the Debtors' request, shall retain the power to alter and interpret such term to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregone, is valid and enforceable in accordance with its terms.

         13.13 PLAN SUPPLEMENT. Forms of the Plan Documents are contained in the Plan Supplement. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal business hours. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with
Section 13.10 of the Plan.

         13.14 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with this Plan and all instruments and securities issued in connection with the Plan, Reorganized Drug Emporium and any Disbursing Agent, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions under the Plan remain subject to any such withholding and reporting requirements. Reorganized Drug Emporium and any Disbursing Agent, as the case may be, shall be authorized to take all actions necessary to comply with such withholding and recording requirements. Notwithstanding any other provision of this Plan, each holder of an Allowed Claim that has received a distribution of Cash, shall have sole and exclusive responsibility for the satisfaction or payment of any tax obligation imposed by any governmental unit, including income, withholding and other tax obligation on account of such distribution.

         13.15 QUARTERLY FEES TO THE UNITED STATES TRUSTEE. Reorganized Drug Emporium shall pay all quarterly fees payable to the Office of the United States Trustee for the Debtor after Confirmation, consistent with applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and 28 U.S.C. Section 1930(a)(6).

         13.16 METHOD OF PAYMENT. Payments of Cash required to be made under the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank at the election of the Person making such payment. Whenever any payment or distribution to be made under the Plan is due on a day other than a Business Day, such payment or distribution may instead be made, without interest, on the immediately following Business Day.

Dated:   Youngstown, Ohio          Respectfully submitted,
         March ____, 2001
                                   DRUG EMPORIUM, INC.
                                   FOR ITSELF, AND AS SOLE OR CONTROLLING
                                   SHAREHOLDER OF EACH OF THE SUBSIDIARIES

                                   By:
                                      ------------------------------------------
                                         Its:
                                            ------------------------------------
                                   SQUIRE, SANDERS & DEMPSEY L.L.P.

                                   By:
                                      ------------------------------------------
                                            Craig D. Hansen
                                            Thomas J. Salerno
                                            Daniel E. Garrison











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